                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        CATELLUS DEVELOPMENT CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

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

                                      LOGO
                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Catellus Development Corporation which will be held at the Bank of America, Giannini Auditorium, 555 California Street, San Francisco, California on Wednesday, May 22, 1996, at 10:00 A.M. (local time).

     At the Annual Meeting, stockholders will be asked to elect nine directors and to vote upon a proposal to approve the 1996 Performance Award Plan. Information about these matters is contained in the attached Proxy Statement.

     The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     I sincerely hope you will be able to attend the Annual Meeting and look forward to seeing you on May 22, 1996.

                                          Sincerely,

                                          /s/ Nelson C. Rising

                                          Nelson C. Rising
                                          President and Chief Executive Officer

April 5, 1996

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1996

     The Annual Meeting of Stockholders of Catellus Development Corporation (the "Company") will be held on Wednesday, May 22, 1996 at 10:00 A.M. (local time) at the Bank of America, Giannini Auditorium, 555 California Street, San Francisco, California for the following purposes:

     (1) To elect nine directors;

     (2) To vote upon the proposal to approve the 1996 Performance Award Plan;
         and

     (3) To transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on March 29, 1996 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

     Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope, so that your shares of stock may be represented at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Maureen Sullivan

                                          Maureen Sullivan
                                          Secretary

April 5, 1996
San Francisco, California

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished to the stockholders of Catellus Development Corporation (the "Company") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on Wednesday, May 22, 1996, at 10:00 A.M. (local time) and at any adjournment thereof. The Annual Meeting of Stockholders will be held at the Bank of America, Giannini Auditorium, 555 California Street, San Francisco, California.

     This solicitation is being made on behalf of the Board of Directors of the Company, whose principal executive offices are located at 201 Mission Street, San Francisco, California 94105, telephone (415) 974-4500. This Proxy Statement, proxy card and Notice of Annual Meeting of Stockholders and the Company's 1995 Annual Report are being mailed to stockholders on or about April 5, 1996.

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies received by the Company on which no specification has been made by the stockholder will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement and in favor of the proposal to approve the 1996 Performance Award Plan (the "1996 Plan") as described herein.

     Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company at the address of the Company indicated above, which notice may be given by the filing of a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     Stockholders of record at the close of business on March 29, 1996 are entitled to notice of and to vote at the Annual Meeting. On March 29, 1996 the issued and outstanding voting securities of the Company consisted of 74,498,115 shares of Common Stock, each of which is entitled to one vote with respect to the election of directors, the proposal to approve the 1996 Plan and on any other matters which may properly come before the Annual Meeting or any adjournment thereof.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of any business at the Annual Meeting. Assuming the presence of a quorum, the election of directors will require the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting. Approval of the proposal described herein to approve the 1996 Plan (the "Plan Proposal") will require the affirmative vote of holders of a majority of the shares having voting power present or represented by proxy at the meeting, provided that the votes cast with respect to the Plan Proposal represent over 50% in interest of the shares entitled to vote on the Plan Proposal.

     The inspector of elections appointed by the Company will count all votes cast in person or by proxy at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

     The cost of this proxy solicitation will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock held of record by such persons. The Company will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not receive additional compensation therefor, by personal contact or by telephone or other means of communication.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following table presents information regarding each nominee to be presented by the Board of Directors for election as a director of the Company at the Annual Meeting. Each nominee has indicated his or her willingness to serve if elected, but if any nominee should become unable to serve, the proxies solicited hereby will be voted for the election of such other person or persons as the Board of Directors shall select. The information below concerning each nominee has been furnished to the Company by such nominee.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                                          YEAR
                                                                                          FIRST
                                                                                        ELECTED A
       NAME OF NOMINEE                      BUSINESS EXPERIENCE                 AGE     DIRECTOR
- - -----------------------------  ---------------------------------------------    ---     ---------
Joseph F. Alibrandi            Chairman since 1985, President from 1970 to
                               1985, and Chief Executive Officer from 1974
                               to 1994, of Whittaker Corporation (a
                               diversified company with business activities
                               in the aerospace field); and Chairman since
                               October 1991, and Chief Executive Officer
                               from October 1991 to October 1992, of
                               BioWhittaker, Inc. (a diversified company
                               with business activities in the biotechnology
                               field). Director of Whittaker Corporation,
                               BioWhittaker, Inc., Jacobs Engineering Group,
                               Burlington Northern Santa Fe Corporation,
                               Bank of America NT & SA and BankAmerica
                               Corporation.                                     67         1989
Daryl J. Carter                Co-Chairman of Carter Primo Chesterton, L.P.
                               (a real estate investment management company)
                               since 1992. From 1990 to 1992, President of
                               Carter Property Company (a real estate asset
                               management company). From 1985 to 1990, Vice
                               President of Westinghouse Credit Corporation
                               (a real estate investment company).              40         1995
Christine Garvey               Executive Vice President, Corporate Real
                               Estate, OREO Sales and Property Management of
                               Bank of America NT & SA since 1992. Senior
                               Vice President (OREO Division) of Security
                               Pacific National Bank from 1991 to 1992.
                               Senior Vice President (Manager, Corporate
                               Real Estate Department) of Wells Fargo Bank
                               from 1986 to 1991.                               50         1995
Nelson C. Rising               President and Chief Executive Officer of the
                               Company since September 15, 1994. From 1984
                               to September 1994, Senior Partner of Maguire
                               Thomas Partners, Inc. (a commercial real
                               estate developer).                               54         1994

                                                                                          YEAR
                                                                                          FIRST
                                                                                        ELECTED A
       NAME OF NOMINEE                      BUSINESS EXPERIENCE                 AGE     DIRECTOR
- - -----------------------------  ---------------------------------------------    ---     ---------
Joseph R. Seiger               Chairman of the Board of Directors of the
                               Company since July 1994. Since 1973, Founding
                               Partner of Vintage Properties (a residential
                               and commercial real estate developer).           53         1993
Jacqueline R. Slater           Managing Director, Portfolio Disposition,
                               Structured Finance, Commercial Mortgage and
                               Securitization of Chemical Bank Real Estate
                               Finance since 1990. Senior Vice President,
                               Corporate Finance of Chemical Bank since
                               1983.                                            43         1993
Thomas M. Steinberg            Managing Director of Tisch Family Interests
                               (manages and supervises various investments
                               for members of the Laurence A. Tisch and
                               Preston R. Tisch families) since September
                               1991. From June 1989 to August 1991, acted as
                               a real estate investor.                          39         1994
Tom C. Stickel                 Founder/Chairman of American Partners Capital
                               Group (a corporation specializing in pension
                               fund investments design and development)
                               since 1994. Founder and, from 1992 to 1994,
                               Chairman of American Partners (a corporation
                               specializing in Latin American business
                               development). From 1983 to 1992, Chairman and
                               Chief Executive Officer
                               of TCS Enterprises, Inc. (a financial holding
                               company). Director of San Diego Gas and
                               Electric Company, O'Connor Group/RPT Trust
                               and Del Mar Thoroughbred Club.                   47         1993
Beverly Benedict Thomas        Principal of UT Strategies Inc. (a public
                               affairs firm). From 1991 to 1995, Assistant
                               Treasurer of State of California. From 1984
                               to 1992, Partner of Unger Thomas (a
                               development consulting firm).                    53         1995

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS INDICATED.

ARRANGEMENTS REGARDING NOMINEES

     Bay Area Real Estate Investment Associates L.P. ("BAREIA") and the Company entered into an agreement dated as of January 14, 1993 (as amended February 4, 1993, the "BAREIA Agreement") that entitled BAREIA to designate such number of directors (and required BAREIA to vote its Common Stock) so that the proportion of affiliates of BAREIA serving as members of the Board of Directors was approximately equal to BAREIA's percentage of Common Stock ownership. Mr. Seiger, Ms. Slater and Mr. Stickel were nominated and elected to the Board of Directors as nominees of BAREIA in 1993, 1994 and 1995.

     In November 1995, JMB/Bay Area Partners withdrew as the sole general partner of BAREIA. In connection with the dissolution and winding up of BAREIA, 29,999,605 shares of the Common Stock and 1,405,702 shares of the Company's Series A Preferred Stock were distributed to the California Public Employees' Retirement System ("CalPERS"). A letter agreement dated November 14, 1995, between CalPERS and the Company, confirmed the termination of the BAREIA Agreement. Accordingly, Mr. Seiger, Ms. Slater and Mr. Stickel are no longer serving as nominees of BAREIA.

     Under the terms of Mr. Rising's employment agreement with the Company, the Board of Directors is required, through December 31, 2000, to use its best efforts to cause Mr. Rising to continue to be elected as a member of the Board of Directors. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Rising."

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer fee of $15,000, a fee of $1,250 for each meeting of the Board of Directors attended (not including actions taken by written consent or, generally, special meetings held by telephone conference call) and an annual fee of $1,000 for each committee of which the director is a member. Directors are also reimbursed for their out-of-pocket expenses for each Board or committee meeting attended.

     Pursuant to the Company's Amended and Restated Executive Stock Option Plan (the "Executive Stock Option Plan"), each non-employee director receives an option to purchase 5,000 shares of Common Stock upon his or her initial appointment or election to the Board of Directors. Each option is exercisable in installments on a cumulative basis at a rate of 20% each year, commencing on the first anniversary of the date of grant. Each option has an exercise price of 127.63% of the Fair Market Value (as defined in the Executive Stock Option Plan) of the Common Stock on the grant date, which increases by 5%, compounded annually, on each anniversary of the date of grant, commencing on the sixth anniversary of the grant date. Each option expires on the tenth anniversary of the date of grant.

     If the 1996 Plan is approved, no further grants to non-employee directors would be made pursuant to the Executive Stock Option Plan. Instead, under the 1996 Plan, each non-employee director who is first elected or appointed after the 1996 Annual Meeting of Stockholders would receive an automatic initial grant of an option to purchase 5,000 shares of Common Stock. In addition, promptly following the date of each Annual Meeting of Stockholders (including the 1996 meeting), each non-employee director elected by the stockholders (including the current nominees) would receive an additional automatic grant of an option to purchase 5,000 shares of Common Stock; provided, however, that no non-employee director will receive more than one such automatic grant in any calendar year. The exercise price for grants to non-employee directors will be 100% of the Fair Market Value (as defined in the 1996 Plan) of the Common Stock on the date of grant. Fair Market Value for purposes of the 1996 Plan means the average of the closing prices of the Common Stock for the five trading days immediately preceding the date of grant. Each such option will expire ten years from the grant date (subject to earlier termination). Each option will become exercisable in accordance with a schedule based upon the achievement of certain price levels for the Common Stock as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) 125% or more of the exercise price, then the option shall be exercisable as to 25% of the option shares; (b) 150% or more of the exercise price, then the option shall be exercisable as to 50% of such shares; (c) 175% or more of the exercise price, then the option shall be exercisable as to 75% of such shares; and (d) 200% or more of the exercise price, then the entire option shall be exercisable. Notwithstanding the foregoing, the option will vest on the eighth anniversary of the grant date as to the entire number of shares without regard to the price of the Common Stock. See "CATELLUS DEVELOPMENT CORPORATION 1996 PERFORMANCE AWARD PLAN -- Options Granted to Non-Employee Directors."

     Mr. Seiger serves as Chairman of the Board. In addition to the annual retainer fee and meeting fees described above, during 1995 Mr. Seiger received $150,000 as compensation for serving as Chairman of the Board. For 1996, Mr. Seiger chose to receive an option to purchase 47,319 shares of Common Stock pursuant to the Executive Stock Option Plan in lieu of cash compensation for serving as Chairman of the Board. The option has a term of ten years and an exercise price equal to the Fair Market Value (as defined in the Executive Stock Option Plan) on the date of grant. The option becomes exercisable in accordance with a schedule based upon the achievement of certain price levels for the Common Stock (the "Pricing Schedule"), limited by the expiration of various time periods. The Pricing Schedule operates as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) $8.50 or more, then the option shall be exerciseable as to 25% of the option shares; (b) $10.50 or more, then the option shall be exercisable as to 50% of such shares; (c) $12.50 or more, then the option shall be exercisable as to 75% of such shares; and (d) $15.00 or more, then the entire option shall be exercisable. No portion of the option may vest prior to January 1, 1997. Assuming the conditions of the Pricing Schedule are met, 25% of the option shall vest on January 1, 1997, 50% of the option shall vest on January 1, 1998, 75% of the option shall vest on January 1, 1999 and the entire option shall vest on January 1, 2000. Notwithstanding the foregoing, the option will vest on January 1, 2004 as to the entire number of shares without reference to the Pricing Schedule. The option is subject to accelerated vesting in the event of Mr. Seiger's termination of service as a director in certain circumstances, including a "change of control." For purposes of the award agreement, "change of control" has the same meaning as in Mr. Rising's amended and restated employment agreement. For a description of the definition of "change of control," see "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Rising."

     In addition, the Company and Mr. Seiger entered into an amended and restated award agreement, dated as of March 22, 1996, with respect to the option to purchase 100,000 shares of Common Stock previously granted to Mr. Seiger in 1994. Prior to the amendment, the option had an initial exercise price equal to the Fair Market Value of the Common Stock on the date of grant, which increased by 5%, compounded annually, on January 1 of each year, commencing January 1, 1996. The option was exercisable in full as of July 27, 1995. The amended and restated award agreement eliminates the 5% escalator with respect to the exercise price and changes the vesting schedule. Under the revised vesting schedule, the option becomes exercisable in accordance with the Pricing Schedule or on July 27, 2002 as to the entire number of shares without reference to the Pricing Schedule. The Pricing Schedule operates as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) $8.50 or more, then the option shall be exerciseable as to 25% of the option shares; (b) $10.50 or more, then the option shall be exercisable as to 50% of such shares; (c) $12.50 or more, then the option shall be exercisable as to 75% of such shares; and (d) $15.00 or more, then the entire option shall be exercisable. The option is subject to accelerated vesting in the event of Mr. Seiger's termination of service as a director in certain circumstances, including a "change of control." For a description of the definition of "change of control," see "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Rising."

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held seven meetings during the Company's last full fiscal year. In 1995, each director attended at least 75% of the aggregate number of meetings of the Board and of each committee of which such director was a member (other than Mr. Steinberg who attended 71.4% of such meetings).

BOARD COMMITTEES

     The Board of Directors has established a Policy Committee, an Audit Committee, a Compensation and Benefits Committee (the "Compensation Committee"), a Finance Committee and a Nominating Committee. No member of these Committees, other than the Policy Committee and the Finance Committee, may be an employee of the Company.

     The Policy Committee is presently composed of Messrs. Rising, Seiger and Steinberg and Ms. Slater. The function of the Policy Committee is to discuss major issues confronting the Company. The Policy Committee met three times in 1995. The Policy Committee was chaired by Mr. Malkin, who resigned from the Board of Directors on November 14, 1995.

     The Audit Committee is presently composed of Ms. Garvey and Messrs. Carter, Seiger and Stickel. The functions of the Audit Committee are to recommend to the Board the independent public accountants to be engaged by the Company, and to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the independent public accountants. The Audit Committee met three times in 1995. The Audit Committee is chaired by Ms. Garvey.

     The Compensation Committee is presently composed of Messrs. Alibrandi, Carter and Stickel and Ms. Garvey. The functions of the Compensation Committee are to make recommendations to the Board with respect to compensation of officers of the Company who are also members of the Board (the Board has the sole power to set compensation levels for such officers), to exercise general review authority over compensation levels of all other corporate officers and key management personnel, to review, approve and recommend to the Board the terms and conditions of proposed incentive bonus plans applicable to such persons, to review annually compensation practices and salary administration procedures and generally to review and approve changes in existing employee benefit programs and adopt new programs. The Compensation Committee met seven times in 1995. The Compensation Committee is chaired by Mr. Alibrandi.

     The Finance Committee is presently composed of Messrs. Rising and Steinberg and Mses. Garvey, Slater and Thomas. The function of the Finance Committee is to review financing arrangements and related matters that must be considered between regularly scheduled Board meetings. The Finance Committee met three times in 1995. The Finance Committee is chaired by Ms. Slater.

     The Nominating Committee is presently composed of Ms. Thomas and Messrs. Alibrandi, Steinberg and Stickel. The function of the Nominating Committee is to nominate persons for election or re-election to the Board. The Nominating Committee met two times in 1995. The Nominating Committee is chaired by Mr. Stickel.

     The Nominating Committee will consider stockholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions should be sent in writing to the Secretary at the Company's address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with the written consent of the prospective nominee for consideration of his or her name by the Nominating Committee.

                        CATELLUS DEVELOPMENT CORPORATION

                          1996 PERFORMANCE AWARD PLAN

GENERAL

     The Board of Directors has approved the 1996 Plan, subject to stockholder approval. If so approved by the stockholders, the 1996 Plan will become effective as of March 20, 1996. A copy of the full text of the 1996 Plan is set forth in Appendix A to this Proxy Statement and the following description is qualified in its entirety by reference to Appendix A.

     All employees of the Company and its subsidiaries (226 persons as of March 29, 1996), including the executive officers, will be eligible to receive awards under the 1996 Plan, subject to the discretion of the Compensation Committee to determine the particular individuals who, from time to time, will be selected to receive awards. In addition, stock option awards will be granted automatically to directors who are not employees of the Company (eight persons as of March 29, 1996) pursuant to the terms set forth in the 1996 Plan. Except as set forth below with respect to non-employee directors, neither the individuals who are to receive awards, the number of awards that will be granted to any individual or group of individuals, nor the amounts payable with respect to awards, have been determined at this time. The 1996 Plan will remain in existence as to all outstanding awards until all such awards are either exercised, converted or terminated; provided, however, no award can be made after March 19, 2006.

AWARDS GRANTED TO EMPLOYEES

     Awards to employees under the 1996 Plan may be in the form of nonqualified stock options, incentive stock options, stock appreciation rights (SARs), and other share-based incentive awards, or cash-based incentive awards, such as performance units. Awards may be granted singly or in combination with other awards. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms and conditions applicable to that award. Awards under the 1996 Plan that are not vested or exercised generally will be nontransferable by a holder (other than by will, the laws of descent and distribution or a qualified domestic relations order) and rights thereunder generally will be exercisable, during the holder's lifetime, only by the holder, subject to such exceptions as (consistent with applicable legal considerations) may be authorized from time to time by the Compensation Committee.

     Options. Stock options authorized under the 1996 Plan are rights to purchase a specified number of shares of Common Stock at a set price during a specified period. As of March 28, 1996, the closing price of a share of Common Stock on the New York Stock Exchange was $7.625. Unless the Compensation Committee provides otherwise, and such provision is reflected in the award agreement, the exercise price of an option may not be less than the Fair Market Value of the Common Stock on the grant date. Fair Market Value for purposes of the 1996 Plan means the average of the closing prices of the Common Stock for the five trading days immediately preceding the grant date. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The fair market value of the Common Stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000 (measured as of the grant date) under current tax law. Other awards are not limited in this manner.

     SARs. SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or Common Stock or other property) based on the appreciation in the value of a share of Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the Common Stock established in an award agreement.

     Other Share-Based Awards. Other share-based incentive awards might include phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, or similar securities or rights and other awards payable in or with a value derived from or a price related to the Fair Market Value of the Common Stock, payable on such terms as the Compensation Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

     Cash-Based Awards. The 1996 Plan also provides for the grant of long-term incentive awards that are not denominated nor payable in and do not have a value derived from the value of or a price related to shares of Common Stock and are payable only in cash ("Cash-Based Awards"). Under certain federal tax laws ("Section 162(m)"), the Company may not deduct certain compensation in excess of $1,000,000 in any year to the Chief Executive Officer or one of the four other most highly compensated executive officers of the Company ("Executive Officers") unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. Cash-Based Awards are intended to satisfy the requirements for performance-based compensation under Section 162(m).

     All employees of the Company and its subsidiaries are eligible to receive Cash-Based Awards. Cash-Based Awards granted to Executive Officers may be granted only in accordance with the requirements of Section 162(m). Cash-Based Awards to other employees may or may not be limited by the requirements of
Section 162(m), but will in any event be based on the performance goals described below.

     The performance goals for Cash-Based Awards under the 1996 Plan are any one or a combination of Earnings Per Share (EPS), Return on Equity (ROE), Total Stockholder Return and Net Cash Flow (each as defined in the 1996 Plan). These goals will be applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Compensation Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle. Appropriate adjustments to the performance goals and targets in respect of Cash-Based Awards may be made by the Compensation Committee based upon objective criteria in the case of significant acquisitions or dispositions by the Company, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the Cash-Based Awards.

     The Compensation Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the Cash-Based Awards prior to payment. Cash-Based Awards generally will be paid following the completion of each cycle. The Compensation Committee may retain discretion to reduce, but not increase, the amount payable under a Cash-Based Award to any participant, notwithstanding the achievement of targeted performance goals. Cash-Based Awards may be accelerated in the event of a Change of Control (as defined below). The maximum amount payable to any participant under all Cash-Based Awards under the 1996 Plan during any calendar year will be $2,000,000. There is no maximum aggregate dollar amount of Cash-Based Awards under the 1996 Plan.

     Other Performance-Based Awards. Other types of awards under the 1996 Plan may also be granted to qualify as performance-based compensation under Section 162(m). Stock options and SARs that are granted at a fair market value exercise price are intended to qualify as performance-based compensation. In addition, other share-based awards (such as performance units) may qualify as performance-based compensation. All employees of the Company and its subsidiaries are eligible to receive such share-based awards, and the performance goals are any one or a combination of Earnings Per Share (EPS), Return on Equity (ROE), Total Stockholder Return and Net Cash Flow. The certification and payout procedures and nature of Compensation Committee discretion with respect to the other share-based awards are substantially the same as for the Section 162(m) Cash-Based Awards. The maximum number of shares (or share units) of Common Stock that may be subject to all qualifying share-based awards, including stock options and SARs, that are granted to any participant under the 1996 Plan during any calendar year will not exceed 1,000,000 shares (or share units), either individually or in the aggregate.

     The Compensation Committee also has the authority to grant awards under the 1996 Plan in substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity.

     Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Compensation Committee may approve.

OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

     The 1996 Plan provides that each non-employee director who is first elected or appointed after the 1996 Annual Meeting of Stockholders would receive an automatic initial grant of an option to purchase 5,000 shares of Common Stock. In addition, promptly following the date of each Annual Meeting of Stockholders (including the 1996 meeting), each non-employee director elected by the stockholders (including the current nominees) would receive an additional automatic grant of an option to purchase 5,000 shares of Common Stock; provided, however, that no non-employee director will receive more than one such automatic grant in any calendar year. The exercise price for grants to non-employee directors will be 100% of the Fair Market Value of the Common Stock on the date of grant. Each such option will expire ten years from the grant date (subject to earlier termination). Each option will become exercisable in accordance with a schedule based upon the achievement of certain price levels for the Common Stock as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) 125% or more of the exercise price, then the option shall be exercisable as to 25% of the option shares; (b) 150% or more of the exercise price, then the option shall be exercisable as to 50% of such shares; (c) 175% or more of the exercise price, then the option shall be exercisable as to 75% of such shares; and (d) 200% or more of the exercise price, then the entire option shall be exercisable. Notwithstanding the foregoing, the option will vest on the eighth anniversary of the grant date as to the entire number of shares without regard to the price of the Common Stock. If a non-employee director's service terminates by reason of death, disability, inability to perform his or her duties or retirement, the options will immediately become and remain fully exercisable for one year after the date of such termination or until the expiration date of such option, whichever occurs first. If a non-employee director's service terminates for any other reason, that portion of the option that is not exercisable at such time shall terminate and any portion then exercisable may be exercised until the earlier of three months after the date of termination or the expiration date of the option. In the event of a Change of Control (as defined below), each option granted to a non-employee director will become immediately exercisable.

     The table below sets forth the determinable benefits that would be granted under the 1996 Plan if the stockholders approve the 1996 Plan.

                          1996 PERFORMANCE AWARD PLAN
                              NEW PLAN BENEFITS(1)

                                                                                       NUMBER
                               POSITION                              DOLLAR VALUE     OF UNITS
    ---------------------------------------------------------------  ------------     --------
    Non-Employee Directors(2)......................................          (3)       40,000

- - ---------------
(1) Awards to employees, including Executive Officers, are subject to the discretion of the Compensation Committee and neither the individuals to receive awards, the number of awards granted to any individual or group nor amounts payable with respect to awards have been determined at this time.

(2) Assumes re-election to the Board of Directors.

(3) Dollar value is not determinable. Option exercise price will be 100% of Fair Market Value of the Common Stock on the grant date.

ADMINISTRATION; CHANGE OF CONTROL

     The 1996 Plan will be administered by the Compensation Committee, constituted so as to permit the 1996 Plan to comply with the "disinterested administration" requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the "outside director" requirements of
Section 162(m). The Compensation Committee will have the authority within the terms and limitations of the 1996 Plan to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant's employment with the Company and to construe and interpret the 1996 Plan. Such authority includes the discretion to accelerate and extend outstanding awards but does not include the ability to reduce by amendment the exercise or purchase price of an outstanding award.

     The Compensation Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a "Change of Control" of the Company (as defined in the 1996 Plan) and is authorized to take certain other actions in such an event. A "Change of Control" is defined generally to include the following: (i) certain acquisitions of 25% or more of the combined voting power of the then outstanding shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors, or (ii) the failure of persons currently serving on the Board of Directors, together with persons nominated by at least a majority of the continuing directors, to constitute at least a majority of the Board, or (iii) approval by the Company's stockholders of any reorganization, merger or consolidation of the Company in which the beneficial owners of the Common Stock and other voting securities of the Company immediately prior to such transaction fail to beneficially own at least 50% of the combined voting power of all securities entitled to vote generally in the election of directors following any such transaction, or (iv) approval by the Company's stockholders of any complete liquidation or dissolution of the Company, or of any sale or other disposition of all or substantially all of the Company's assets.

     The Compensation Committee may delegate to the officers or employees of the Company and its subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the 1996 Plan. It is intended generally that the share-based awards under the 1996 Plan and the 1996 Plan itself comply with and (as to share-based awards) be interpreted in a manner that, in the case of participants who are subject to Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfy the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. In general, the Cash-Based Awards will not be subject to Section 16. The 1996 Plan provides that neither the Company nor any member of the Board of Directors or of the Compensation Committee shall have any liability to any person for any action taken or not taken in good faith under the 1996 Plan.

AMENDMENT AND TERMINATION

     The Board of Directors will have the authority to amend, suspend or discontinue the 1996 Plan at any time, provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. The 1996 Plan may be amended by the Board of Directors without further stockholder approval, and no guidelines have been established relating to the nature of the amendments that may be made to the 1996 Plan without stockholder approval. Such approval, however, may be required (e.g., in the case of amendments that materially increase the available number of shares under the 1996 Plan) to preserve the qualifying status of the 1996 Plan under Rule 16b-3, to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Amendments made without stockholder approval could increase the costs to the Company under the 1996 Plan, although the amount thereof is not determinable. Because the Compensation Committee will retain the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event, at five-year intervals in the future to exempt awards granted under the 1996 Plan from the limitations on deductibility.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

     The number of shares of Common Stock that may be issued in respect of awards under the 1996 Plan will not exceed 4,000,000 shares. An equal number of share units representing share-based awards exercisable for or payable in cash will also be available. Shares of Common Stock subject to share-based awards payable in cash or stock (whether at the discretion of the Company or the participant) will initially be counted against each of the share limit and the share unit limit. When payment is ultimately made in respect of the award in either shares or cash, a number of shares or share units relating to the alternative form of consideration not so paid will be recredited to the applicable limit. The 4,000,000 figure for each of the number of shares and the number of units to be available under the Plan is based on an estimate of the number of shares and units that will be subject to awards granted during the first five years of the term of the Plan.

     The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of awards) may be adjusted to reflect the effect of a stock dividend, split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or any alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the 1996 Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant's ownership was restricted or otherwise not vested. Although shares subject to cancelled options or SARs will be counted against the individual share-based award limits to the extent required by Section 162(m), only shares actually issued or share units actually paid will be charged against the aggregate share or share unit limits, respectively, under the 1996 Plan. Upon approval of the 1996 Plan by the stockholders, the Company intends to register under the Securities Act of 1933, as amended (the "Securities Act") the number of shares of Common Stock reserved for issuance under the 1996 Plan.

     Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Compensation Committee, in exchange for a promissory note in favor of the Company, in shares of stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to such "cashless exercise" procedures as may be permitted by the Compensation Committee. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Compensation Committee.

     The 1996 Plan generally does not impose any minimum vesting periods on options or other awards. However, shares of stock acquired after exercise of an option may not, in the ordinary course, be sold before the expiration of six months from the date of grant. The maximum term of an option or any other award is ten years.

     The 1996 Plan is not exclusive and does not limit the authority of the Board of Directors or its committees to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority. The 1996 Plan is not expected to be the exclusive cash incentive plan for eligible persons (including Executive Officers) of the Company and its subsidiaries; other cash incentive plans (such as short-term or operating entity specific plans) may be retained and/or developed to implement the Company's broader-based compensation objectives and policies. Approval of the 1996 Plan by the stockholders of the Company will not be deemed to constitute an approval of any such other compensation, plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of Federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options and certain other awards that may be granted under the 1996 Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price for such stock. The tax basis of the option stock in the hands of the optionee will equal the option price for the stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the option price and the fair market value of such shares on the date of exercise or (b) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

     The current federal income tax consequences of other awards authorized under the plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; performance awards and dividend equivalents generally are subject to tax at the time of payment; unconditional stock bonuses are generally subject to tax measured by the value of the payment received; and Cash-Based Awards generally are subject to tax at the time of payment; in each of the foregoing cases, the Company or a subsidiary will generally have (at the time the participant recognizes income) a corresponding deduction.

     If, as a result of a Change of Control, a participant's options or SARs or other rights become immediately exercisable, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a "parachute payment" under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company or a subsidiary will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

     Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the 1996 Plan, Section 162(m) would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain Executive Officers of the Company, unless such excess compensation is "performance-based" (as defined) or is otherwise exempt from
Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to Executive Officers as contemplated by the 1996 Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in Section 162(m) and uncertainties regarding its ultimate interpretation and application in these circumstances, no assurances can be given that compensation paid under the 1996 Plan to any Executive Officer will in fact be deductible if it should, together with other non-exempt compensation paid to such Executive Officer, exceed $1,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CATELLUS DEVELOPMENT CORPORATION 1996 PERFORMANCE AWARD PLAN. ALL CURRENT DIRECTORS AND OFFICERS AND ALL NOMINEES WILL RECEIVE OR ARE ELIGIBLE TO RECEIVE BENEFITS UNDER THE 1996 PLAN AND WILL HAVE AN INTEREST IN THE 1996 PLAN.

     Approval of the 1996 Plan will require the affirmative vote of holders of a majority of the shares having voting power present or represented at the meeting, provided the votes cast with respect to the proposal to approve the 1996 Plan represent over 50% in interest of the shares entitled to vote on the proposal. Proxies received by the Company will be voted for approval of the 1996 Plan unless a contrary choice is indicated.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 25, 1996, information with respect to the number of outstanding shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each of the named executive officers and all directors and executive officers of the Company as a group. Unless otherwise indicated, and except as such powers may be shared with their spouses under applicable law, the persons indicated below have sole voting power and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                                                                          (c)
                                                                                       NUMBER OF
                                                  (a)                                  SHARES OF
                                               NUMBER OF                              COMMON STOCK
                                               SHARES OF                               UNDERLYING
                                                 COMMON                               UNEXERCISABLE
                                                 STOCK                     (b)          OPTIONS
                                              BENEFICIALLY               PERCENT          AND
                BENEFICIAL OWNER                OWNED(1)               OF CLASS(2)     RIGHTS(3)
    ----------------------------------------  ------------             -----------    ------------
    Directors and Nominees
    Joseph F. Alibrandi.....................       4,384(4)                    (5)          1,000
    Daryl J. Carter.........................           0                      0%            5,000
    Christine Garvey........................           0                      0%            5,000
    Nelson C. Rising........................       3,571(6)                    (5)      1,000,000
    Joseph R. Seiger........................       3,000(7)                    (5)        149,319
    Jacqueline R. Slater....................       3,000(7)                    (5)          2,000
    Thomas M. Steinberg.....................      42,675(8)                    (5)          4,000
    Tom C. Stickel..........................       3,408(9)                    (5)          2,000
    Beverly Benedict Thomas.................           0                      0%            5,000
    Named Current Executive Officers
    Stephen P. Wallace......................       1,091(10)                   (5)        500,000(11)
    Timothy J. Beaudin......................       2,840(12)                   (5)        250,000(13)
    Donald M. Parker........................      33,333(14)                   (5)        116,667(15)
    Named Former Executive Officers
    Jeffrey K. Gwin.........................       5,000                       (5)              0(16)
    Theodore L. Tanner......................       4,042(17)                   (5)        142,496(18)
    All current Directors and Executive
      Officers as a group (18 persons)......     104,166(19)                   (5)      2,644,749

- - ---------------

 (1) Reflects shares of Common Stock with respect to which the named individuals or members of the specified group are deemed to be the beneficial owners as of the date indicated under rules promulgated by the Securities and Exchange Commission ("SEC").

 (2) Beneficial and percentage ownership are determined in accordance with applicable SEC rules and do not take into account shares of Common Stock reported in column (c) above.

 (3) Reflects shares of Common Stock with respect to which the rights of the named individuals or members of the specified group to acquire beneficial ownership (i.e., through the exercise of an option or other right, the conversion of a security, the revocation or termination of a trust, or otherwise) first arise more than sixty days after the date indicated. Except as otherwise noted, column (c) reflects shares of Common Stock that may be acquired upon the exercise of stock options granted pursuant to the Company's Incentive Stock Compensation Plan or the Executive Stock Option Plan.

 (4) Includes 4,000 shares of Common Stock which may be acquired upon the exercise of options granted to non-employee directors in February 1992 pursuant to the Executive Stock Option Plan.

 (5) Each person or group of persons has beneficial ownership of less than 1% of the outstanding Common Stock.

 (6) Includes 3,571 shares of Common Stock held for the benefit of Mr. Rising by the Trustee of the Profit Sharing & Savings Plan and Trust.

 (7) Includes 3,000 shares of Common Stock which may be acquired upon the exercise of options granted to non-employee directors in February 1993 pursuant to the Executive Stock Option Plan.

 (8) Includes (i) 4,856 shares of Common Stock issuable upon conversion of 880 shares of the Company's Series A Preferred Stock beneficially owned by Mr. Steinberg, (ii) 24,282 shares of Common Stock issuable upon conversion of 4,400 shares of Series A Preferred Stock held by and for a charitable remainder unitrust of which Mr. Steinberg is the trustee, (iii) 11,037 shares of Common Stock issuable upon conversion of 2,000 shares of Series A Preferred Stock held in a joint account by Mr. Steinberg and (iv) 1,000 shares of Common Stock which may be acquired upon the exercise of options granted to non-employee directors in June 1994 pursuant to the Executive Stock Option Plan. Mr. Steinberg disclaims beneficial ownership of the 4,400 shares of Series A Preferred Stock held by the trust and the 2,000 shares of Series A Preferred Stock held in the joint account.

 (9) Includes 408 shares of Common Stock issuable upon conversion of 74 shares of the Company's Series A Preferred Stock beneficially owned by Mr. Stickel and 3,000 shares of Common Stock which may be acquired upon the exercise of options granted to non-employee directors in February 1993 pursuant to the Executive Stock Option Plan.

(10) Includes 1,091 shares of Common Stock held for the benefit of Mr. Wallace by the Trustee of the Profit Sharing & Savings Plan and Trust.

(11) Includes 330,000 shares of Common Stock and 170,000 shares of Common Stock which may be acquired upon the exercise of options granted in 1995 and 1996, respectively, pursuant to the Executive Stock Option Plan.

(12) Includes 2,840 shares of Common Stock held for the benefit of Mr. Beaudin by the Trustee of the Profit Sharing & Savings Plan and Trust.

(13) Includes 100,000 shares of Common Stock and 150,000 shares of Common Stock which may be acquired upon the exercise of options granted in 1995 and 1996, respectively, pursuant to the Executive Stock Option Plan.

(14) Includes 33,333 shares of Common Stock which may be acquired upon the exercise of options granted pursuant to the Executive Stock Option Plan.

(15) Includes 66,667 shares of Common Stock and 50,000 shares of Common Stock which may be acquired upon the exercise of options granted in 1995 and 1996, respectively, pursuant to the Executive Stock Option Plan.

(16) Mr. Gwin resigned as an executive officer and as an employee of the Company effective February 23, 1996. All of Mr. Gwin's options expired or were terminated by agreement before March 25, 1996.

(17) Includes 44 shares of Common Stock held for the benefit of Mr. Tanner by the Trustee of the Profit Sharing & Savings Plan and Trust and 3,998 shares of Common Stock which may be acquired upon the exercise of options granted pursuant to the Executive Stock Option Plan. Mr. Tanner resigned as an executive officer and as an employee of the Company effective December 31, 1995. All of Mr. Tanner's options expired on April 1, 1996.

(18) Mr. Tanner resigned as an executive officer and as an employee of the Company effective December 31, 1995. All of Mr. Tanner's options expired on April 1, 1996.

(19) Includes (i) 40,175 shares of Common Stock issuable upon conversion of 7,280 shares of the Company's Series A Preferred Stock held or administered by Mr. Steinberg (see Note 8 above), (ii) 408 shares of Common Stock issuable upon conversion of 74 shares of Series A Preferred Stock held by Mr. Stickel, (iii) 8,751 shares of Common Stock held for the benefit of the executive officers by the Trustee of the Profit Sharing & Savings Plan and Trust, and (iv) 52,748 shares of Common Stock which may be acquired by directors and executive officers upon the exercise of options granted pursuant to the Incentive Stock Compensation Plan or the Executive Stock Option Plan.

     Except as described below, as of March 25, 1996, no director or executive officer of the Company beneficially owned shares of the Company's Series A Preferred Stock or Series B Preferred Stock. As of March 25, 1996, Mr. Steinberg beneficially owned 7,280 shares (representing less than 1% of the outstanding shares) of the Series A Preferred Stock. As set forth above, Mr. Steinberg has sole voting and investment power with respect to 880 of the shares, holds 2,000 of the shares in a joint account and acts as trustee for the benefit of a charitable remainder unitrust with respect to 4,400 of the shares. Mr. Steinberg disclaims beneficial ownership of the 4,400 shares held by the trust and the 2,000 shares held in the joint account. As of March 25, 1996, Mr. Stickel beneficially owned 74 shares (representing less than 1% of the outstanding shares) of the Series A Preferred Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following are the only persons or entities known to the Company to be the beneficial owner of more than 5% of the Common Stock. All information presented is as of March 25, 1996.

                                                              SHARES OF
                                                             COMMON STOCK
                         NAME AND ADDRESS                    BENEFICIALLY     PERCENT OF
                        OF BENEFICIAL OWNER                    OWNED(1)        CLASS(1)
        ---------------------------------------------------  ------------     -----------
        California Public Employees' Retirement System.....   37,757,342(2)      45.90%(2)
          Lincoln Plaza, 400 P Street
          Sacramento, California 95814
        Merrill Lynch & Co., Inc.(3).......................    4,266,288(4)       5.41%(4)
          World Financial Center, North Tower
          250 Vesey Street
          New York, New York 10281

- - ---------------

(1) Beneficial and percentage ownership are determined in accordance with applicable SEC rules.

(2) Includes 7,757,737 shares of Common Stock issuable to CalPERS upon conversion of 1,405,702 shares of the Company's Series A Preferred Stock. The Series A Preferred Stock is convertible at any time at a conversion price of $9.06 per share of Common Stock.

(3) Merrill Lynch & Co., Inc. and its subsidiaries, Merrill Lynch Group Inc. and Princeton Services, Inc., are parent holding companies of Merrill Lynch Asset Management, L.P. and Fund Asset Management, L.P. (collectively, "Merrill Lynch"). Merrill Lynch may be deemed to be the beneficial owner of certain of the Company's securities by virtue of its activities as an investment advisor. Merrill Lynch has disclaimed any beneficial ownership of the Company's securities.

(4) Includes 4,265,306 shares of Common Stock issuable to Merrill Lynch upon conversion of 836,000 shares of the Company's Series B Preferred Stock. The Series B Preferred Stock is convertible at any time at a conversion price of $9.80 per share of Common Stock.

REGISTRATION RIGHTS AGREEMENT

     The Company, BAREIA, Olympia & York SF Holdings Corporation ("O&Y Holdings") and Itel Corporation were parties to a Registration Rights Agreement (as amended, the "Registration Rights Agreement"). The Registration Rights Agreement generally permits any person (a "Holder") owning Registrable Securities (as defined below) to require the Company to file a registration statement under the Securities Act, at the Company's expense, covering not less than 20% of the Registrable Securities of such Holder (or a lesser percentage if the aggregate offering price after subtraction of underwriting discounts and commissions would exceed $40 million).

     Each Holder may demand two such registrations (four in the case of BAREIA), and may participate in registrations requested by any other Holder, subject to certain volume limitations. In addition, if at any time the Company proposes to register any Common Stock or other Company securities under the Securities Act in connection with a public offering of such securities solely for cash, each Holder has the right to request that any of its Registrable Securities be included in such registration statement, subject to certain volume limitations.

     The term "Registrable Securities" includes shares of Common Stock issued to BAREIA in December 1989 and shares of Common Stock issued to O&Y Holdings in 1990 in connection with the distribution by Santa Fe Pacific Corporation ("SFP") to its stockholders of the Common Stock held by SFP (the "Distribution"). The term also includes the Common Stock issued upon conversion of a debenture formerly held by BAREIA, any Common Stock issued as a dividend or other distribution in connection with the foregoing holdings of Common Stock, and any equity securities purchased by BAREIA pursuant to the BAREIA Agreement (including shares of the Company's Series A Preferred Stock (and shares of the Common Stock issued upon conversion thereof), but excluding shares of any class of capital stock purchased pursuant to a private placement (or acquired upon conversion) if that class of stock is not publicly traded at the time registration is requested). Shares of Common Stock cease to be classified as Registrable Securities once such shares have been registered under the Securities Act, distributed pursuant to Rule 144 or otherwise transferred without restriction upon subsequent transfer, or if such shares cease to be outstanding.

     On November 14, 1995, JMB/Bay Area Partners withdrew as the sole general partner of BAREIA. In connection with the dissolution and winding up of BAREIA, CalPERS received a distribution of BAREIA's shares of Common Stock and Series A Preferred Stock. CalPERS and the Company executed a letter agreement dated November 14, 1995, which confirmed that CalPERS is the Holder of the Registrable Securities under the Registration Rights Agreement and is entitled to the benefits thereof.

                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION*

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") is responsible for administering the Company's executive compensation program. The Committee is composed of the four non-employee directors whose names appear at the end of this report.

     The Committee has general review authority over compensation levels of all corporate officers and key management personnel, administers employee benefit and incentive compensation programs, and considers and recommends new benefit programs to the Board. In addition, the Committee is responsible for reviewing and recommending to the Board the compensation of Mr. Nelson C. Rising, the Company's Chief Executive Officer, who is the only Company officer who is also a member of the Board. The Board has the sole authority to set Mr. Rising's compensation. The Committee also reviews the individual performance of the other executives whose compensation is detailed in this Proxy Statement. The Committee takes into account the observations and subjective evaluations presented by Mr. Rising and, in general, confirms the recommendations for salary adjustments for the executives proposed by Mr. Rising.

     Set forth below is a report of the Committee addressing the Company's compensation policies for 1995 as they affected Mr. Rising, the Company's Chief Executive Officer, and Messrs. Beaudin, Gwin, Parker, Wallace and Tanner, the six executive officers (the "Named Executives") who for 1995 were the Company's six most highly paid executive officers.

OVERALL POLICY

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and long-term incentive opportunities. The program is intended to enable the Company to attract, motivate and retain senior management by providing a fully competitive total compensation package based on both individual and corporate performance, taking into account both annual and long-term performance goals, and recognizing individual initiative and achievements. It consists of financial incentives based upon performance and stock options with price vesting provisions. The Committee endorses the position that performance-based cash compensation and stock-based performance compensation arrangements aid in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, these elements play an important role in the total compensation packages for the Company's executive officers.

     The compensation policy of the Company requires that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution by each officer. As a result, much of an executive officer's annual compensation is variable and is based on individual performance.

ANNUAL COMPENSATION PROGRAM

     Annual total cash compensation for senior management consists of base salary and awards under the Company's Annual Performance-Based Cash Bonus Program (the "Bonus Program").

     Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at other real estate holding and development companies. Annual salary adjustments are determined by evaluating the financial performance of the Company and by subjectively evaluating the performance of each executive officer, and also by taking into account changing responsibilities. Where appropriate, the Committee considers non-financial performance

- - ---------------

* The Compensation and Benefits Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

measures, including such elements as the productivity of the relevant working group or business unit, contribution to corporate goals regarding employee morale and team-building, efficient use of corporate resources, promotion of favorable public opinion of the Company and its corporate image, employee retention and leadership development, and successful tenant and vendor relations. The Committee, however, does not apply any specific quantitative formula in making compensation decisions.

     The Bonus Program consists of cash payments based upon a percentage of an executive's salary. The amount of the bonus awards are determined by evaluating the performance of the executive as compared against predetermined goals and objectives, a portion of which relates to non-financial performance measures and a portion of which relates to the contributions to the financial performance of the Company. During 1995, the Company's annual cash bonus awards to executives were in amounts ranging from 20% to up to 100% of an individual's base salary. Commencing in 1996, the maximum annual cash bonus award for which executives may be eligible under the Bonus Program was increased by the Committee to up to 200% of an individual's base salary.

     The salary and bonus paid during 1995 to Mr. Rising were based on the terms of his employment agreement with the Company (as amended). Mr. Rising received $350,000, the maximum annual bonus award under the Bonus Program for 1995, constituting an amount equivalent to 100% of his annual base salary. The 1995 bonus award was made in recognition of Mr. Rising's creation of a new strategic plan for the Company, the recruitment of a new senior executive and operating team, cost reductions and innovative leadership. Under a 1995 amendment to Mr. Rising's employment agreement, his maximum bonus was increased from up to 75% of his base salary to up to 200% of his base salary. See "EMPLOYMENT
AGREEMENTS -- Agreement with Mr. Rising."

LONG-TERM INCENTIVE PROGRAM

     The long-term incentive program for senior management consists solely of the use of stock options. All of the senior executive officers participate in this long-term program. The primary purpose of the program is to offer an incentive for the improvement of the long-term performance of the Company and promote growth in stockholder value.

     Options may be granted under the stock option program to senior managers of the Company at the discretion of the Committee. Unless otherwise provided for by the Committee, the exercise price for all options granted to senior managers is the fair market value on the date of the grant. (Under the option program, fair market value is deemed to be the average of the closing prices of the Common Stock for the five trading days immediately preceding the applicable date of grant.)

     The Committee has concluded that the use of stock options more closely aligns management's long-term incentive compensation with increased stockholder value, as reflected in stock performance, as compared to a long-term cash bonus program. The Committee has also concluded that the "front loading" of the options to senior managers (i.e., the grant of a higher number of stock options with a longer vesting period than a normal grant and a price vesting feature), better aligns management's interests with stockholder focus and the long-term horizons of a real estate company.

     Pursuant to the terms of his employment agreement with the Company, Mr. Rising received an option grant under the Executive Stock Option Plan in July 1994 as part of his compensation for 1994. He also received an option in 1995 to further encourage his achievement of long-term corporate goals. (See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Rising and "COMPENSATION OF EXECUTIVE OFFICERS"). All of the executive officers named in the Summary Compensation Table also received stock option grants in 1995.

     In the fall of 1995, the Committee retained an independent compensation consulting firm to review senior executive compensation. After reviewing that firm's report, the Committee, and later the Board, approved a revision of the Company's executive compensation program as follows: (1) all stock option awards previously issued to the Company's executives shall be modified and restated (subject to each recipient's approval) so as to: (a) eliminate any 5% exercise price escalator in the stock option agreements, (b) provide for vesting over a four-year period at the rate of 25% per year, but only if the Company's stock price has also achieved the following benchmarks (calculated on an average price basis over 30 consecutive trading days): $8.50 (as to the first 25% increment); $10.50 (as to the second 25% increment); $12.50 (as to the third 25% increment); and $15.00 (as to the final 25% increment); (c) provide that the earliest vesting date for new options be January 1, 1997; (d) provide that outstanding stock option awards that have a three-year vesting schedule would retain a three-year vesting schedule as provided therein, but with the new stock price benchmarks; (e) provide that all options would vest in the eighth year from the date of grant, regardless of the stock price (except for those options with seven-year terms which would vest in the sixth year from the date of grant); and (f) provide that all other terms of the stock option, including the initial exercise price, would remain the same; and (2) except as may otherwise be authorized by the Committee, all future stock option award agreements for the Company's executives shall contain provisions consistent with the foregoing. The Committee also considered expanding the type of equity incentive arrangements that could be provided to officers, directors and employees as well as increasing the number of shares issuable under incentive plans and increasing the number of incentive plan shares to be received by any one plan participant.

     As a result of these actions and such consideration, the Board is recommending that stockholders approve the 1996 Plan. See "CATELLUS DEVELOPMENT CORPORATION 1996 PERFORMANCE AWARD PLAN".

TAX MATTERS

     The Code limits the deductibility for federal income tax purposes of certain compensation paid to "covered employees," which term ordinarily includes at least the Chief Executive Officer and the four other most highly compensated officers of the Company, as of the end of a performance year. The Company intends to take the necessary steps to conform its compensation to comply with the limitations or, if this is not feasible in any given circumstance, to mitigate the negative impact of this Code provision on stockholders.

Joseph F. Alibrandi, Chairman     Christine Garvey
Daryl J. Carter                   Tom C. Stickel

                             EMPLOYMENT AGREEMENTS

AGREEMENT WITH MR. RISING

     The Company and Mr. Rising entered into an Amended and Restated Employment Agreement (the "Rising Agreement") dated as of November 29, 1995, pursuant to which Mr. Rising extended his agreement to serve as President and Chief Executive Officer of the Company through December 31, 2000. The Rising Agreement supersedes the Employment Agreement dated July 27, 1994 between Mr. Rising and the Company. The Rising Agreement requires the Board of Directors, through December 31, 2000, to use its best efforts to cause Mr. Rising to be elected as a member of the Board of Directors.

     The Rising Agreement provides for a minimum base salary of $350,000 per year, to be increased by 5% in 1996 and by an additional 5% each year thereafter (compounded annually), as well as an annual maximum bonus of 200% of his then salary. Mr. Rising is also entitled under the Rising Agreement to receive four weeks of paid vacation each year and payment of life insurance premiums. In addition, Mr. Rising will receive employment benefits (including but not limited to pension, medical insurance and disability benefits) and perquisites on terms no less favorable than those made available by the Company from time to time to other members of the Company's senior management.

     The Rising Agreement provides for the grant to Mr. Rising of an option to purchase 300,000 shares of Common Stock (the "1995 Grant") pursuant to the Executive Stock Option Plan (in addition to the options covering 700,000 shares previously granted to Mr. Rising in 1994). The option has a term of ten years and an exercise price equal to the Fair Market Value of the Common Stock on the grant date. The option becomes exercisable in accordance with a schedule based upon the achievement of certain price levels for the Common Stock (the "Pricing Schedule"), limited by the expiration of various time periods. The Pricing Schedule operates as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) $8.50 or more, then the option shall be exercisable as to 25% of the option shares; (b) $10.50 or more, then the option shall be exercisable as to 50% of such shares; (c) $12.50 or more, then the option shall be exercisable as to 75% of such shares; and (d) $15.00 or more, then the entire option shall be exercisable. No portion of the option may vest prior to November 29, 1996. Assuming the conditions of the Pricing Schedule are met, 25% of the option shall vest on November 29, 1996, 50% of the option shall vest on November 29, 1997, 75% of the option shall vest on November 29, 1998 and the entire option shall vest on November 29, 1999. Notwithstanding the foregoing, the option will vest on November 29, 2003 as to the entire number of shares without reference to the Pricing Schedule. The option is subject to accelerated vesting upon certain events relating to termination of Mr. Rising's employment as described below.

     The Rising Agreement also provides for the amendment of the terms of Mr. Rising's existing options to purchase an aggregate of 700,000 shares of Common Stock. The first option has a term of ten years and the second has a term of seven years. Each option is for 350,000 shares and, prior to the amendments described below, became exercisable in three equal annual installments commencing January 1, 1996, with full vesting occurring on January 1, 1998. The options had an initial exercise price equal to the Fair Market Value of the Common Stock on the date of grant, which increased by 5%, compounded annually, on January 1 of each year, commencing January 1, 1996. The Company and Mr. Rising entered into amended and restated award agreements, each dated March 22, 1996, which eliminate the 5% escalator with respect to the exercise price and change the vesting schedule. Under the revised vesting schedule, each option becomes exercisable in accordance with a schedule based upon the achievement of certain price levels for the Common Stock, limited by the expiration of various time periods. The Pricing Schedule operates as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) $8.50 or more, then each option shall be exercisable as to 25% of the option shares; (b) $10.50 or more, then each option shall be exercisable as to 50% of such shares; (c) $12.50 or more, then each option shall be exercisable as to 75% of such shares; and (d) $15.00 or more, then each option shall be exercisable as to the entire number of shares. No portion of the options may vest prior to January 1, 1996. Assuming the conditions of the Pricing Schedule are met, one third of each option shall vest on January 1, 1996, two thirds of each option shall vest on January 1, 1997 and each option shall vest as to the entire number of shares on January 1, 1998. Notwithstanding the foregoing, the seven year option will vest on July 27, 2000 as to the entire number of shares and the ten year option will vest on July 27, 2002 as to the entire number of shares, in each case without reference to the Pricing Schedule.

     The Rising Agreement expires on December 31, 2000 (the "Expiration Date") unless earlier terminated as described below. The Company may unilaterally elect to terminate the Rising Agreement prior to such date, without financial obligations to Mr. Rising, only on account of Mr. Rising's death, "permanent disability" (as defined in the Rising Agreement) or otherwise for "cause" (defined in the Rising Agreement to include the willful and continued failure by Mr. Rising to perform his material duties or the engaging by Mr. Rising in egregious misconduct involving serious moral turpitude). Mr. Rising may elect to terminate the Rising Agreement upon 30 days advance written notice to the Company. In the event of any termination of Mr. Rising's employment prior to the Expiration Date, Mr. Rising is entitled to receive his salary through the date of termination, an amount in respect of any unused vacation days (as determined in accordance with effective Company policy) and any other amounts or benefits payable under the Company's employee benefit plans. In all cases, other than a termination for cause or on account of Mr. Rising's resignation, Mr. Rising is also entitled to receive a pro rata share of his target bonus payment for the year in which the termination occurs. If the Company terminates Mr. Rising's employment without cause, or if Mr. Rising is "constructively discharged" (defined in the Rising Agreement to include (among other things) the assignment of duties inconsistent with the position of President and Chief Executive Officer, the failure to be elected to such offices or as a member of the Board of Directors, a reduction in salary or bonus potential or certain geographic relocations), then in addition to the amounts described above, Mr. Rising will also be entitled to receive an amount equal to the product obtained by multiplying the average of Mr. Rising's annual salary and annual bonus for the prior two years (or if Mr. Rising has not served for 24 months then the average annual salary and average annual bonus for such shorter period) times two and his stock options will become immediately exercisable in full.

     In the event Mr. Rising is constructively discharged or terminated without cause within 12 months after the occurrence of a "change of control" of the Company, then in lieu of the benefits described above, Mr. Rising shall be entitled to receive a lump sum payment in an amount which is equal to three times the "base amount" as such term is defined in Section 280G of the Code (subject to certain limitations contained in such section). In addition, the stock options granted to Mr. Rising shall become immediately exercisable in full. For purposes of the Rising Agreement, a "change of control" is defined generally to include the following: (i) certain acquisitions of 25% or more of the combined voting power of the then outstanding shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors, or (ii) the failure of persons currently serving on the Board of Directors, together with persons nominated by at least a majority vote of the continuing directors, to constitute at least a majority of the Board, or (iii) approval by the Company's stockholders of any reorganization, merger or consolidation of the Company in which the beneficial owners of the Common Stock and other voting securities of the Company immediately prior to such transaction fail to beneficially own at least 50% of the combined voting power of all securities entitled to vote generally in the election of directors following any such transaction, or (iv) approval by the Company's stockholders of any complete liquidation or dissolution of the Company, or of any sale or other disposition of all or substantially all of the Company's assets.

AGREEMENT WITH MR. WALLACE

     The Company and Mr. Wallace entered into an Employment Agreement dated as of July 24, 1995, pursuant to which Mr. Wallace serves as Senior Vice President and Chief Financial Officer of the Company.

     The Employment Agreement provides for a minimum base salary of $285,000 for fiscal year 1995, subject to annual review, as well as an annual target bonus of between 30% and 60% of base salary. Effective 1996, the Compensation Committee increased the maximum annual cash bonus awards for which executives (including Mr. Wallace) may be eligible under the Bonus Program to up to 200% of an individual's base salary. See "COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION." Mr. Wallace also received a signing bonus of $62,500 prior to commencing employment with the Company. Mr. Wallace received a lump sum payment of $45,000 to cover relocation expenses, the use of an apartment in San Francisco for up to 120 days (or until he found permanent housing in Northern California) and $2,000 for routine repairs in connection with the sale of his residence. The Company agreed to pay up to $10,000 of legal fees incurred by Mr. Wallace in connection with the negotiation and preparation of his

Employment Agreement. The Employment Agreement provides that Mr. Wallace will receive employment benefits (including but not limited to pension, medical insurance and disability benefits) and perquisites appropriate for executives with comparable duties. Mr. Wallace is also entitled under the Employment Agreement to receive three weeks of paid vacation each year, provided that for the period from July 21, 1995 through June 30, 1996, Mr. Wallace is entitled to five weeks of paid vacation.

     The Employment Agreement also provides for the grant to Mr. Wallace of an option to purchase 330,000 shares of Common Stock pursuant to the Executive Stock Option Plan. The option has a term of ten years and, prior to the amendments described below, became exercisable in three equal annual installments commencing July 24, 1996, with full vesting occurring on July 24, 1998, subject to accelerated vesting upon certain events relating to termination of Mr. Wallace's employment as described below. The option had an initial exercise price equal to the Fair Market Value of the Common Stock on the date of grant, which increased by 5%, compounded annually, on July 24 of each year, commencing July 24, 1996.

     On March 22, 1996, the Company and Mr. Wallace entered into an amended and restated award agreement which eliminates the 5% escalator with respect to the exercise price and changes the vesting schedule. Under the revised vesting schedule, the option becomes exercisable in accordance with a schedule based upon the achievment of certain price levels for the Common Stock, limited by the expiration of various time periods. The Pricing Schedule operates as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) $8.50 or more, then the option shall be exerciseable as to 25% of the option shares; (b) $10.50 or more, then the option shall be exercisable as to 50% of such shares; (c) $12.50 or more, then the option shall be exercisable as to 75% of such shares; and (d) $15.00 or more, then the entire option shall be exercisable. No portion of the option may vest prior to July 24, 1996. Assuming the conditions of the Pricing Schedule are met, one third of the option shall vest on July 24, 1996, two thirds of the option shall vest on July 24, 1997 and the entire option shall vest on July 24, 1998. Notwithstanding the foregoing, the option will vest on July 24, 2003 as to the entire number of shares without reference to the Pricing Schedule.

     The Employment Agreement expires on June 30, 1998 unless earlier terminated as described below; provided, however, that unless the Company gives notice of termination to Mr. Wallace by June 30, 1997, the term of the Employment Agreement shall automatically extend for an additional 12 months. The Company may unilaterally elect to terminate the Employment Agreement prior to such date only on account of Mr. Wallace's death, "disability" (as defined in the Employment Agreement) or otherwise for "cause" (defined in the Employment Agreement to include the willful and continued misconduct by the executive to substantially perform his duties other than any such failure resulting from his incapacity due to physical or mental illness after the issuance of a notice as provided for in the Employment Agreement); provided that prior to terminating Mr. Wallace for "cause" the Company must provide Mr. Wallace with a notice of the proposed termination, including a written explanation of the grounds, an opportunity to confer with the Chief Executive Officer of the Company and 60 days after receipt of such notice to cure any alleged non-performance of his duties. If the Company terminates Mr. Wallace's employment without cause or if Mr. Wallace terminates his employment with the Company for "good reason" (as defined below), he is entitled to receive benefits equal to (a) the number of full months remaining in the Employment Agreement multiplied by Mr. Wallace's monthly base salary (determined without regard to amounts payable under any bonus program or other forms of extraordinary compensation) as of the date of termination, (b) the number of full months remaining in the Employment Agreement multiplied by Mr. Wallace's target annual bonus for the year in which the termination occurred divided by 12, and (c) unpaid salary with respect to any vacation days accrued but not taken as of the date of termination (provided that such benefits are not subject to set-off or mitigation). "Good reason" is defined in Mr. Wallace's Employment Agreement to exist if without Mr. Wallace's express consent any of the following occurs: a reduction in Mr. Wallace's annual base salary as in effect on the date of the Employment Agreement or as the same may be increased from time to time, a demotion from the position or title of chief financial officer or the assigning of duties to Mr. Wallace that are inconsistent in any substantial respect or are a reduction in any substantial respect from the position, authority or responsibilities associated with the position of chief financial officer or the relocation of the Company's headquarters or a requirement that Mr. Wallace be based anywhere other than 50 miles from the site of the current headquarters of the Company or the failure of the Company to perform its obligations under the Employment Agreement.

     In the event Mr. Wallace is terminated by the Company without cause within 12 months after the occurrence of a "change of control" of the Company or following the execution of an agreement providing for a "change of control" of the Company, he will be entitled to receive a lump sum payment in an amount which is equal to three times the base amount as such term is defined in Section 280(g) of the Code (subject to certain limitations contained in such section). In addition, Mr. Wallace's options will become immediately exercisable in full. For purposes of Mr. Wallace's Employment Agreement, "change of control" has the same meaning as in Mr. Rising's employment agreement. See "Agreement with Mr. Rising" above.

AGREEMENT WITH MR. BEAUDIN

     The Company and Mr. Beaudin entered into an Employment Agreement dated as of February 10, 1995, pursuant to which Mr. Beaudin initially served as Vice President, Property Operations of the Company. On January 30, 1996, Mr. Beaudin was appointed Senior Vice President, Property Operations of the Company.

     The Employment Agreement provides for a minimum base salary of $185,000 for fiscal year 1995, subject to annual review, as well as an annual target bonus of between 30% and 60% of base salary through December 31, 1995; provided, however, that for the period of service from February 10, 1995 through December 31, 1995, Mr. Beaudin would receive a guaranteed bonus of $50,000. Though no bonuses are guaranteed for 1996 or 1997, Mr. Beaudin's target bonus for such years is 30% of his base salary, with a maximum annual bonus of 60% of the base salary. Effective 1996, the Compensation Committee increased the maximum annual cash bonus awards for which executives (including Mr. Beaudin) may be eligible under the Bonus Program to up to 200% of an individual's base salary. See "COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION." Mr. Beaudin also received a signing bonus of $50,000 prior to commencing employment with the Company. The Company made a lump sum payment of $25,000 to Mr. Beaudin to cover relocation expenses. Mr. Beaudin is entitled under the Employment Agreement to receive employment benefits (including but not limited to pension, medical, insurance and disability benefits) and perquisites appropriate for executives with comparable duties and three weeks of paid vacation per year.

     The Employment Agreement also provides for the grant to Mr. Beaudin of options to purchase an aggregate of 100,000 shares of Common Stock pursuant to the Executive Stock Option Plan. The first option has a term of ten years and the second has a term of seven years. Each option is for 50,000 shares and, prior to the amendments described below, became exercisable in three equal annual installments commencing January 1, 1996, with full vesting occurring on January 1, 1998, subject to accelerated vesting upon certain events relating to termination of Mr. Beaudin's employment as described below. Each of the options had an initial exercise price equal to the Fair Market Value of the Common Stock on the date of grant, which increased by 5%, compounded annually, on January 1 of each year, commencing January 1, 1996.

     On March 22, 1996, the Company and Mr. Beaudin entered into amended and restated award agreements which eliminate the 5% escalator with respect to the exercise price and change the vesting schedule. Under the revised vesting schedule, each option becomes exercisable in accordance with a schedule based upon the achievement of certain price levels for the Common Stock, limited by the expiration of various time periods. The Pricing Schedule operates as follows: if the average price of the Common Stock (calculated on an average price basis over 30 consecutive trading days) is (a) $8.50 or more, then each option shall be exerciseable as to 25% of the option shares; (b) $10.50 or more, then each option shall be exercisable as to 50% of such shares; (c) $12.50 or more, then each option shall be exercisable as to 75% of such shares and (d) $15.00 or more, then each option shall be exercisable as to the entire number of shares. No portion of the options may vest prior to January 1, 1996. Assuming the conditions of the Pricing Schedule are met, one third of each option shall vest on January 1, 1996, two thirds of each option shall vest on January 1, 1997 and each option shall vest as to the entire number of shares on January 1, 1998. Notwithstanding the foregoing, the seven year option will vest on February 10, 2001 as to the entire number of shares and the ten year option will vest on February 10, 2003 as to the entire number of shares, in each case without reference to the Pricing Schedule.

     The Employment Agreement expires on February 9, 1998 (the "Expiration Date") unless earlier terminated as described below. The Company may unilaterally elect to terminate the Employment Agreement prior to the Expiration Date on the same terms and conditions as provided for in Mr. Wallace's employment agreement except the Company is not required to give a written notice and opportunity to cure. If the Company terminates Mr. Beaudin's employment without cause or if Mr. Beaudin terminates his employment with the Company for "good reason" (defined in Mr. Beaudin's Employment Agreement to include a reduction in base salary except for across-the-board reductions similarly affecting all management personnel or the failure of the Company to fulfill its obligations under the Employment Agreement), he is entitled to receive the same benefits as set forth in Mr. Wallace's employment agreement. In the event of any termination of Mr. Beaudin's employment prior to the Expiration Date, Mr. Beaudin shall continue to be treated as an employee for purposes of the Company's group health and dental programs and shall receive benefits substantially comparable to those in effect on the day before the date of termination. In addition, if Mr. Beaudin terminates his employment with the Company for "good reason" or if the Company terminates Mr. Beaudin's employment without "cause" or if Mr. Beaudin is terminated without cause within 12 months following a "change of control", Mr. Beaudin's options will become immediately exercisable in full. For purposes of Mr. Beaudin's award agreements, "change of control" has the same meaning as in Mr. Rising's employment agreement. See "Agreement with Mr. Rising" above.

AGREEMENT WITH MR. PARKER

     The Company and Mr. Parker entered into a Letter of Understanding dated as of March 24, 1995, pursuant to which Mr. Parker serves as Vice President Bay Area Development of the Company. The Letter of Understanding provides for an annual base salary of $200,000 per year as well as a guaranteed bonus of $60,000 for the period of service from March 24, 1995 through December 31, 1995 and a performance bonus of up to an additional $60,000 for the year ending December 31, 1995.

     The Letter of Understanding also provides for the grant to Mr. Parker of options to purchase an aggregate of 100,000 shares of Common Stock pursuant to the Executive Stock Option Plan. The first option has a term of ten years and the second has a term of seven years. Each option is for 50,000 shares and becomes exercisable in three equal annual installments commencing March 24, 1996, with full vesting occurring on March 24, 1998, subject to accelerated vesting upon certain events relating to termination of Mr. Parker's employment as described below. Each of the options has an initial exercise price equal to the Fair Market Value of the Common Stock on the date of grant, which increases by 5%, compounded annually, on March 24 of each year, commencing March 24, 1996. If the Company terminates Mr. Parker's employment for any reason other than as a result of retirement, death, disability or for cause or if Mr. Parker is terminated at any time within 12 months following a "change of control" Mr. Parker's options will become immediately exercisable in full. For purposes of Mr. Parker's award agreements, "change of control" has the same meaning as in Mr. Rising's employment agreement. See "Agreement with Mr. Rising" above.

AGREEMENTS WITH MR. GWIN

     The Company and Mr. Gwin entered into a Memorandum of Understanding dated February 16, 1996, pursuant to which Mr. Gwin resigned, effective February 23, 1996, as an executive officer and employee of the Company. Pursuant to the Memorandum of Understanding, Mr. Gwin is entitled to receive $27,077.64 as payment of accrued salary and benefits and $143,000 as severance benefits. In addition, the Company agreed to pay health insurance premiums until the earlier of the date upon which group health insurance coverage is available to Mr. Gwin or 18 months from the resignation date.

     In addition, the Company and Mr. Gwin entered into a Consulting Agreement dated as of February 25, 1996, pursuant to which Mr. Gwin serves as a consultant to the Company. The Consulting Agreement is effective from February 26, 1996 and terminates on May 31, 1996. Pursuant to the Consulting Agreement Mr. Gwin is entitled to receive a monthly fee of $15,000 (commencing March 1, 1996) and a fee of $2,000 for service during February 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993 to the Named Executives indicated below.

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                      ANNUAL COMPENSATION           ------------
                                               ---------------------------------     SECURITIES
                                                                    OTHER ANNUAL     UNDERLYING     ALL OTHER
                                               SALARY     BONUS     COMPENSATION    OPTIONS/SARS   COMPENSATION
                                        YEAR     ($)     ($)(2)        ($)(3)           (#)           ($)(4)
                                        ----   -------   -------    ------------    ------------   ------------
Current Executive Officers(1)
Nelson C. Rising......................  1995   350,000   350,000            --         300,000          7,632
  Chief Executive Officer               1994   134,857    77,576       197,422(5)      700,000             --
Stephen P. Wallace....................  1995   124,231   148,000(6)     61,096(7)      330,000         17,960(8)
  Senior Vice President and Chief
  Financial Officer
Timothy J. Beaudin....................  1995   164,721   151,750(9)     46,223(10)     100,000          5,550
  Senior Vice President
  Property Operations
Donald Parker.........................  1995   154,615   120,000            --         100,000        152,597(11)
  Vice President Bay Area Development
Former Executive Officers
Jeffrey K. Gwin.......................  1995   154,125    41,715            --           9,224          7,632
  Vice President                        1994   150,000    51,000(12)         --         68,500          7,632
  Development                           1993   150,000    22,500            --              --          7,509
Theodore J. Tanner....................  1995   133,575    80,340            --           7,994         96,143(13)
  Vice President                        1994   130,000    15,600            --         103,500          7,232
  Development                           1993   130,000    32,500                            --          6,872

- - ---------------

 (1) Mr. Rising commenced employment with the Company in September 1994, Mr. Beaudin commenced employment with the Company in February 1995, Mr. Parker commenced employment with the Company in March 1995 and Mr. Wallace commenced employment with the Company in July 1995.

 (2) Unless otherwise noted, the amount for any year represents the amount earned for that fiscal year pursuant to the Bonus Program.

 (3) Except in the case of Messrs. Rising, Wallace and Beaudin (see notes 5, 7 and 10 below), Other Compensation in the form of the value of certain perquisites and other personal benefits did not, in the aggregate, exceed the lower of $50,000 or 10% of the aggregate salary and bonus compensation earned by any of the Named Executives during any of the applicable reporting periods.

 (4) Unless otherwise noted, the amounts listed represent the amount of the Company's contributions for the year pursuant to the Profit Sharing & Savings Plan and Trust.

 (5) Includes payment to Mr. Rising of $175,000 in lieu of relocation benefits and payment of $19,797 for legal and compensation consulting services rendered to Mr. Rising in connection with the negotiation and preparation of his employment agreement with the Company. The Company also provided Mr. Rising with an automobile allowance of $2,625. See "EMPLOYMENT
     AGREEMENTS -- Agreement with Mr. Rising."

 (6) Includes a signing bonus of $62,500.

 (7) Includes payment to Mr. Wallace of $45,000 for relocation expenses, $2,000 for repairs to his residence in connection with relocation and $10,000 in legal fees. The Company also provided Mr. Wallace with an automobile allowance of $4,096. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Wallace."

 (8) Includes payment to Mr. Wallace of $17,960 (exclusive of ordinary expenses reimbursable to Mr. Wallace) in connection with a consulting agreement between the Company and Mr. Wallace prior to Mr. Wallace's employment with the Company.

 (9) Includes a signing bonus of $50,000.

(10) Includes payment to Mr. Beaudin of $25,000 for relocation expenses and payment of $12,974 for living expenses. The Company also provided Mr. Beaudin with an automobile allowance of $8,249. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Beaudin."

(11) Includes payment to Mr. Parker and Donald Martin Parker, Inc. of $146,597 in connection with a consulting agreement between the Company and Donald Martin Parker, Inc. prior to Mr. Parker's employment with the Company.

(12) Mr. Gwin resigned as an executive officer and employee of the Company effective February 23, 1996. Includes a special bonus of $15,000 for Mr. Gwin's role in restructuring the Company.

(13) Mr. Tanner resigned as an executive officer and employee of the Company effective December 31, 1995. Amount of All Other Compensation includes $66,950 as severance payable in connection with the termination of Mr. Tanner's employment and $21,889 as payment in lieu of unused vacation and unused personal leave.

STOCK OPTIONS

     The following table presents information concerning the options granted to each of the Named Executives during 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
- - ------------------------------------------------------------------------------------------------------------
              (a)                    (b)               (c)              (d)           (e)            (f)
                                  NUMBER OF
                                  SECURITIES     PERCENT OF TOTAL
                                  UNDERLYING         OPTIONS          EXERCISE                      GRANT
                                   OPTIONS          GRANTED TO        OR BASE                        DATE
                                   GRANTED         EMPLOYEES IN        PRICE       EXPIRATION      PRESENT
              NAME                  (#)(1)         FISCAL YEAR         ($/SH)       DATE(2)        VALUE(3)
- - --------------------------------  ----------     ----------------     --------     ----------     ----------
Current Executive Officers
Nelson C. Rising................    300,000(4)         30.3              6.00        11/29/05     $  984,000
Stephen P. Wallace..............    330,000(5)         33.3             6.325        07/24/05      1,181,400
Timothy J. Beaudin..............     50,000(6)          5.0              5.75        02/10/02        144,500
                                     50,000(6)          5.0              5.75        02/10/05        175,000
Donald M. Parker................     50,000(7)          5.0             5.475        03/24/02         99,500
                                     50,000(7)          5.0             5.475        03/24/05        121,500
Former Executive Officers
Jeffrey K. Gwin.................      9,224(8)           .9             5.575        02/01/05         31,454
Theodore J. Tanner..............      7,994(9)           .8             5.575        02/01/05         27,260

- - ---------------

(1) All options reflected in the table were granted pursuant to the terms of the Executive Stock Option Plan. The Executive Stock Option Plan is administered by the Compensation Committee, which has full power to adopt and amend rules to implement the terms of the Executive Stock Option Plan, including the power to reprice options. Options granted under the Executive Stock Option Plan are exercisable for cash or any other property (including already owned shares of Common Stock) deemed acceptable by the Compensation Committee.

(2) Options are subject to earlier termination in certain events either upon or following termination of employment. To the extent that stock options awarded to an executive officer under the Executive Stock Option Plan have become exercisable prior to the officer's resignation or termination of employment with the Company (other than for cause or in the event of death or disability), such options remain exercisable in accordance with their terms for up to three months following the officer's termination date. However, if such officer engages in activity in competition with the Company, divulges confidential information or otherwise is terminated for cause, such unexercised options are immediately forfeited. All options which have not yet become exercisable prior to the officer's termination date automatically terminate on such date. In the event employment is terminated by reason of death, any unexercised portion of the option that is or becomes vested upon death will remain exercisable for a period of one year following the date of death. If the officer retires at or after age 65, or ceases to be an employee due to disability or in the event of death prior to the vesting date, the number of shares deemed vested shall equal the number of option shares multiplied by a fraction, the numeration of which is the number of months elapsed from the date of grant and the denominator of which is the number of months from the date of grant to the final vesting date.

(3) As permitted under SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Each of the values reported in the table is calculated on the assumption that the option is exercised at the end of the option term. The following additional assumptions have been made for purposes of calculating the grant date present value for the options shown in the table: (i) with respect to Mr. Rising's option, volatility at 28.41% and a risk free rate of return at 6.01%; (ii) with respect to Mr. Wallace's option, volatility at 28.12% and a risk free rate of return at 6.67%; (iii) with respect to Mr. Beaudin's options, volatility at 30.26% and a risk free rate of return at 7.62% for the seven-year option and 7.75% for the 10-year option; (iv) with respect to Mr. Parker's options, volatility at 30.44% and a risk free rate of return at 2.08% for the seven-year option and 2.31% for the 10-year option; and (v) with respect to Mr. Gwin's and Mr. Tanner's options, volatility at 30.26% and a risk free rate of return at 7.78%. A dividend yield at 0% was assumed for all options.

(4) The option is exercisable in accordance with the Pricing Schedule described above. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Rising." In the event Mr. Rising is "constructively discharged" (as defined in the Rising Agreement) or terminated without cause or within 12 months following a "change of control" (as defined in the Rising Agreement), the option will vest as to the entire number of shares. See "EMPLOYMENT
    AGREEMENTS -- Agreement with Mr. Rising."

(5) The option is exercisable in accordance with the Pricing Schedule described above. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Wallace." In the event Mr. Wallace terminates his employment for "good reason" (as defined in his employment agreement), or involuntarily ceases to be an employee for any reason other than as a result of retirement, death, disability or for "cause" or is terminated at any time within 12 months following a "change of control," the option will vest as to the entire number of shares. In addition, Mr. Wallace's award agreement provides that if Mr. Wallace's employment is terminated following the execution of an agreement providing for a "change of control" the option will vest as to the entire number of shares. For purposes of the option, "change of control" has the same meaning as in the Rising Agreement. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Rising."

(6) The options are exercisable in accordance with the Pricing Schedule described above. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Beaudin." In the event Mr. Beaudin terminates his employment for "good reason" (as defined in his employment agreement), or involuntarily ceases to be an employee for any reason other than as a result of retirement, death, disability or for "cause" or is terminated at any time within 12 months following a "change of control," the option will vest as to the entire number of shares. For purposes of the option, "change of control" has the same meaning as in the Rising Agreement. See "EMPLOYMENT
    AGREEMENTS -- Agreement with Mr. Rising."

(7) The options are exercisable in accordance with the vesting schedule described above. See "EMPLOYMENT AGREEMENTS -- Agreement with Mr. Parker." The initial exercise price of $5.475 per share increases by 5%, compounded annually, on March 24 of each year, commencing March 24, 1996. On March 24, 1996, the exercise price increased to $5.75 per share. In the event Mr. Parker involuntarily ceases to be an employee of the Company for any reason other than as a result of retirement, disability, death or for "cause" or is terminated at any time within 12 months following a "change of control," the option will vest as to the entire number of shares. For purposes of the option, "change of control" has the same meaning as in the Rising Agreement. See "EMPLOYMENT
    AGREEMENTS -- Agreement with Mr. Rising."

(8) Mr. Gwin resigned as an executive officer and employee of the Company effective February 23, 1996. All of Mr. Gwin's options expired or were terminated by agreement before March 25, 1996.

(9) Mr. Tanner resigned as an executive officer and employee of the Company effective December 31, 1995. All of Mr. Tanner's options expired on April 1, 1996.

     None of the Named Executives exercised options during 1995. The following table sets forth the number of unexercised options and in-the-money options (divided between exercisable and unexercisable options)held by the Named Executives as of December 31, 1995.

                        FISCAL YEAR-END OPTION HOLDINGS

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                      OPTIONS AT                        OPTIONS AT
                                                   DECEMBER 31, 1995                 DECEMBER 31, 1995
                                             -----------------------------     -----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - -------------------------------------------  -----------     -------------     -----------     -------------
Current Executive Officers
Nelson C. Rising...........................          0         1,000,000             0                    0
Stephen P. Wallace.........................          0           330,000             0                    0
Timothy J. Beaudin.........................          0           100,000             0          $ 12,500.00
Donald M. Parker...........................          0           100,000             0            40,000.00
Former Executive Officer
Jeffrey K. Gwin(1).........................     59,034           167,724             0             2,767.20
Theodore L. Tanner(2)......................      2,000           144,494             0             2,398.20

- - ---------------

(1) Mr. Gwin resigned as an executive officer and employee of the Company effective February 23, 1996. All of Mr. Gwin's options expired or were terminated by agreement before March 25, 1996.

(2) Mr. Tanner resigned as an executive officer and employee of the Company effective December 31, 1995. All of Mr. Tanner's options expired on April 1, 1996.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

     The following is a comparison of the cumulative total stockholder return on a $100 investment in the Common Stock with the cumulative total return, including reinvestment of dividends, of a $100 investment in the Standard & Poor's 500 Composite Stock Index and in a peer group index for the period from December 4, 1990 (the day the Common Stock commenced trading). The total return on the Common Stock is measured by dividing the difference between the Common Stock price at the end and the beginning of the measurement period by the Common Stock price at the beginning of the measurement period.

     In previous years the Company used a peer group index that included the following companies: American Real Estate Partners, L.P., The Arlen Corp., Bradley Real Estate Trust SBI, Catellus Development Corporation, Arbor Property Trust, Forest City Enterprises, Inc., First Union Real Estate Equity & Mortgage Investments SBI, Koger Equity, National Reality, L.P., The Newhall Land and Farming Company, L.P., Presidential Realty Corp. and Rouse Company.

     In 1995, the Company initiated a new strategic plan which shifted the focus of its business. Accordingly, the Company decided to alter its peer group index to reflect the change in the Company's business focus, including the Company's diversification into the residential market (in addition to its industrial, retail and office interests) and increased emphasis on generating income through real estate management services.

     The Company's new peer group index includes the following companies:
Atlantic Gulf Communities, Duke Realty Investments, First Industrial Realty Trust, First Union Real Estate Equity & Mortgage Investments SBI, Forest City Enterprises, Inc, The Newhall Land and Farming Company, L.P., Rouse Company, Security Capital Industrial Trust, Spieker Properties, Standard Pacific Corp. and Washington REIT.

     The new peer group index is intended to provide a relevant comparison of total annual return. The new peer group includes companies involved in diversified real estate operations such as industrial, retail and office as well as companies involved in fee management services and residential real estate. The companies selected for the new peer group have a market capitalization close to that of the Company. In 1995, the average market capitalization for the Company and those companies selected for the peer group was $442 million and $500 million, respectively.

                        CATELLUS DEVELOPMENT CORPORATION
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     DECEMBER 4, 1990 TO DECEMBER 31, 1995

                                 CATELLUS DE-
      MEASUREMENT PERIOD           VELOPMENT                     PREVIOUS PEER     NEW PEER
    (FISCAL YEAR COVERED)         CORPORATION       S&P 500       GROUP INDEX     GROUP INDEX
12/4/90                                    100             100             100             100
12/31/90                                   118             102              90              99
12/31/91                                   115             128             108             125
12/31/92                                    79             137             103             122
12/31/93                                    91             148             118             141
12/30/94                                    69             150             113             134
12/29/95                                    69             195             127             155

* This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are required by regulation of the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1995, except as described in the following sentence, the Company's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. Mr. Steinberg failed to timely file a Form 4 relating to the purchase of 530 shares of the Company's Series A Preferred Stock.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH BNSF AND ITS AFFILIATES

     Robert D. Krebs, who was a director of the Company until May 31, 1995, is the President and Chief Executive Officer of Burlington Northern Sante Fe Corporation ("BNSF"). Mr. Krebs also serves as Chairman, President and Chief Executive Officer and a director of Sante Fe Pacific Corporation ("SFP") and The Atchison, Topeka and Santa Fe Railway Company ("ATSF"), two subsidiaries of BNSF. The Company, BNSF, SFP, ATSF, and their respective affiliates have entered into agreements from time to time. Mr. Alibrandi, who currently serves as a director of the Company and a member of the Compensation Committee, is a director of BNSF. For a description of agreements with BNSF and its affiliates, see "Compensation Committee Interlocks and Insider Participation" below.

     Mr. Krebs is also a director of Santa Fe Pacific Gold Corporation ("SFP Gold"). In 1989, the Company entered into an Exploration Agreement and Option to Lease (the "Exploration Agreement") with SFP Gold (formerly Santa Fe Pacific Minerals Corporation). Under the Exploration Agreement, the Company granted to SFP Gold the exclusive use of any and all rights the Company may have to conduct all activities relating to the discovery and evaluation of minerals on the Company's mountain and desert property in Utah and Nevada and certain desert property in California (the "Subject Lands"). The Company has the right to terminate the Exploration Agreement as to any Subject Lands at the time it sells or exchanges such land, subject to SFP Gold's right of first refusal to purchase such Subject Land. SFP Gold is obligated to spend one dollar per acre per year on exploration activities on the Subject Lands. The Company also granted SFP Gold an exclusive continuing option to acquire mining leases as to all or any portion of the Subject Lands, pursuant to which SFP Gold would pay a flat royalty and, if any minerals are mined and marketed, a production royalty to the Company. The Exploration Agreement continues through December 31, 2014. As of December 31, 1995, approximately 21,000 acres of the Company's land were subject to the Exploration Agreement. No payments were made to the Company by SFP Gold under the Exploration Agreement in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year, Messrs. Alibrandi, Carter and Stickel and Ms. Garvey served as members of the Compensation Committee. None of these members is an employee or officer of the Company.

     Ms. Garvey is an executive officer of Bank of America NT & SA ("Bank of America"). During 1995, the Company and its subsidiaries had banking relationships with Bank of America. Such relationships, pursuant to which funds are deposited with and borrowed from Bank of America on terms which the Company believes are competitive, reasonable and customary, may continue in 1996. The total amount paid by the Company and its subsidiaries to Bank of America during 1995 pursuant to such arrangements was approximately $7,333,741.00. Such amount includes interest, commitment fees and other banking fees paid to Bank of America as principal and/or in its capacity as agent for other lenders participating in the syndicate, together with certain third-party expenses incurred by Bank of America which were reimbursed by the Company. Mr. Alibrandi is a director of Bank of America and a director and member of the compensation committee of

BankAmerica Corporation, the holding company of Bank of America. Mr. Alibrandi and Ms. Garvey have abstained from all votes of the Board of Directors with respect to matters involving Bank of America.

     Mr. Alibrandi is also a director of BNSF. The Company and BNSF and their respective affiliates have entered into agreements from time to time as described below.

     LEASES. SFP and ATSF leased approximately 250,000 square feet of office space in Chicago from the Company under a lease that terminated in April 1995. The subleases existing at the time of the termination will remain in place and the subtenants will pay rent directly to the Company. In connection with the SFP and ATSF leases and their termination, SFP and ATSF paid a total of $497,916.40 (net of sublease income) to the Company in 1995. ATSF also separately leases approximately 1,080 square feet of office space from the Company for which it paid the Company $20,381.22 in 1995.

     PROPERTY MANAGEMENT AGREEMENTS. In December 1990, Catellus Management Corporation ("CMC"), a wholly owned subsidiary of the Company, entered into a Management Agreement with ATSF pursuant to which the Company agreed to act as exclusive management and selling agent for ATSF's non-operating railroad property located in Arizona, California, Colorado, Illinois, Iowa, Kansas, Louisiana, Missouri, Nebraska, New Mexico, Oklahoma and Texas. The ATSF Management Agreement was negotiated and extended in 1994. Under the ATSF Management Agreement, ATSF agreed to pay certain management fees and sales commissions to the Company with respect to the managed properties and fees for consulting services. In 1995, CMC earned $3,270,083.44 for fees and commissions under the ATSF Management Agreement.

     The ATSF Management Agreement expired on December 31, 1995. CMC and BNSF entered into a new Management Agreement which became effective December 31, 1995. Under the BNSF Management Agreement, CMC agreed to act as exclusive management and selling agent for BNSF's railroad property located in 28 states and two Canadian provinces. The BNSF Management Agreement terminates on December 31, 2000, subject to cancellation by BNSF with 90 days prior written notice and the payment of a termination fee. Under the BNSF Management Agreement, BNSF agreed to pay certain management fees and sales commissions to CMC beginning in 1996.

                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 1995, including financial statements, is being sent to stockholders of record as of the close of business on March 29, 1996 together with this Proxy Statement. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Commission to any stockholder who submits a written request to Corporate Communications, at the Company's offices, 201 Mission Street, San Francisco, California 94105.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP ("Price Waterhouse"), the Company's independent public accountant, has examined the Company's financial statements for the fiscal year ended December 31, 1995. The Company expects representatives of Price Waterhouse to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The Price Waterhouse representatives will be given an opportunity to make a statement if they desire.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 6, 1996 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

                                                                      APPENDIX A

                        CATELLUS DEVELOPMENT CORPORATION

                          1996 PERFORMANCE AWARD PLAN

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
SECTION  1.   Purpose................................................................   A-1
SECTION  2.   Definitions; Rules of Construction.....................................   A-1
SECTION  3.   Eligibility............................................................   A-3
SECTION  4.   Awards.................................................................   A-3
SECTION  5.   Shares of Stock and Share Units Available Under Plan...................   A-5
SECTION  6.   Award Agreements.......................................................   A-6
SECTION  7.   Adjustments; Change in Control; Acquisitions...........................   A-8
SECTION  8.   Administration.........................................................  A-10
SECTION  9.   Non-Employee Director Options..........................................  A-11
SECTION 10.   Amendment and Termination of Plan......................................  A-13
SECTION 11.   Miscellaneous..........................................................  A-13

                        CATELLUS DEVELOPMENT CORPORATION

                          1996 PERFORMANCE AWARD PLAN

SECTION 1.  PURPOSE.

     The purpose of this Plan is to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This Plan is also intended to enable the Corporation to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Section 9.

SECTION 2.  DEFINITIONS; RULES OF CONSTRUCTION.

     (a) DEFINED TERMS. The terms defined in this Section shall have the following meanings for purposes of this Plan:

     "AWARD" means an award granted pursuant to Section 4 or Section 9.

     "AWARD AGREEMENT" means an agreement described in Section 6 or Section 9 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

     "BENEFICIARY" means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

     "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Corporation.

     "CASH-BASED AWARDS" means Awards, as described in Section 4(a)(5), that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock.

     "CHANGE OF CONTROL" is defined in Section 7(c).

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the Committee described in Section 8.

     "CORPORATION" means Catellus Development Corporation.

     "EMPLOYEE" means any employee (whether or not also a director) of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

     "EPS" means earnings per common share on a fully diluted basis determined by dividing (i) net earnings, less dividends on preferred stock of the Corporation by (ii) the weighted average number of common shares and common share equivalents outstanding.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "EXECUTIVE OFFICER" means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

     "FAIR MARKET VALUE" means the average of the closing prices of the relevant security for the five trading days immediately preceding the applicable date as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as shall be selected by the Committee). The Committee shall determine the Fair Market Value of any security that is not publicly traded using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

     "FOR CAUSE" means (i) the continued failure by the Participant to substantially perform his or her duties with the Corporation or a Subsidiary (other then any such failure resulting from his or her incapacity due to physical or mental illness), or (ii) the engaging by the Participant in conduct which is materially injurious to the Corporation, monetarily or otherwise, in either case as determined by the Committee.

     "INSIDER" means any person who is subject to Section 16(b) of the Exchange Act.

     "NET CASH FLOW" means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

     "NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors of Catellus who is not also an Employee.

     "OFFICER" means any officer (whether or not also an employee) of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Officer of any Subsidiary that is not a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

     "OPTION" means a Nonqualified Stock Option or an Incentive Stock Option, as described in Section 4(a)(1) or (2).

     "PARTICIPANT" means any Employee, any Officer or any Non-Employee Director who is granted an Award pursuant to this Plan that remains outstanding.

     "PERFORMANCE-BASED AWARDS" is defined in Section 4(b).

     "PERFORMANCE GOAL" means EPS or ROE or Net Cash Flow or Total Stockholder Return, and "PERFORMANCE GOALS" means any combination thereof.

     "QDRO" means a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (to the same extent as if this Plan was subject thereto), or the applicable rules thereunder.

     "ROE" means consolidated net income of the Corporation (less preferred dividends) divided by the average consolidated common stockholders equity.

     "RULE 16B-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

     "SHARE-BASED AWARDS" means Awards, as described in Sections 4(a)(1) through
(4), that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock.

     "SHARE UNITS" means the number of units under a Share-Based Award payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

     "STOCK" means shares of Common Stock of the Corporation, par value $.01 per share, subject to adjustments made under Section 7 or by operation of law.

     "STOCK TRADING PRICE" means the average of the closing prices of the relevant security for 30 consecutive trading days as reported on the composite tape of New York Stock Exchange issues (or, if the security is not so listed, the principal national stock exchange on which the security is then listed or, if the security is not listed on any national stock exchange, such other reporting system as shall be selected by the Committee). The Committee shall determine the Fair Market Value of any security that is not publicly traded using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

     "SUBSIDIARY" means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

     "TOTAL STOCKHOLDER RETURN" means, with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure including, but not limited to, stock splits and stock dividends.

     (b) FINANCIAL AND ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

     (c) RULES OF CONSTRUCTION. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3.  ELIGIBILITY.

     Any one or more Awards may be granted to any Employee who is designated by the Committee to receive an Award. Non-Employee Directors shall not be eligible to receive any Awards except for the Non-Qualified Stock Options granted automatically without action of the Committee under the provisions of Section 9.

SECTION 4.  AWARDS.

     (a) TYPE OF AWARDS. The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

     (1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. Unless the Committee provides otherwise, and such provision is reflected in the Award Agreement, the exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted. All Nonqualified Stock Options granted at an exercise price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary shall not be less than 110% of such Fair Market Value. In addition, the Committee shall include such other terms of any Incentive Stock Option as it deems necessary or desirable to qualify the Option as an incentive stock option under the provisions of Section 422 of the Code. To the extent that the aggregate "fair market value" of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the Options shall be treated as Nonqualified Stock Options. All Incentive Stock Options granted at an exercise price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change of Control), as may be approved by the Committee. Unless the Committee provides otherwise, and such provision is reflected in the Award Agreement, the minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights granted at a base price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (4) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan. Awards under this Section 4(a)(4) to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards under Section 4(b). Restricted stock may not be issued under this Plan.

     (5) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

     (b) SPECIAL PERFORMANCE-BASED AWARDS. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for "performance-based compensation" within the meaning of Code Section 162(m) ("PERFORMANCE-BASED AWARDS"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated basis. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right with an exercise price or a base price not less than Fair Market Value on the date of grant shall be subject only to the requirements of clauses (1) and
(3)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a "QUALIFYING OPTION" or a "QUALIFYING STOCK APPRECIATION RIGHT", respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

     (1) Eligible Class.  The eligible class of persons for Awards under this
Section 4(b) shall be all Employees.

     (2) Performance Goals.  The performance goals for any Awards under this
Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

     (3) Individual Limits.

     (A) Share-Based Awards. The maximum number of shares of Stock or Share Units that are issuable under Options, Stock Appreciation Rights or other Share-Based Awards (described under Section 4(a)(4)) that are granted as Performance-Based Awards during any calendar year to any Participant under this Plan shall not exceed 1,000,000, either individually or in the aggregate, subject to adjustment as provided in Section 7. Awards that are cancelled during the year shall be counted against this limit to the extent required by Code
Section 162(m).

     (B) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant under this Plan in respect of Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $2,000,000.

     (4) Committee Certification.  Before any Performance-Based Award under this
Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change of Control as provided in
Section 7(b).

     (5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion) as the Committee may impose.

     (6) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.

     (7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

     (c) MAXIMUM TERM OF AWARDS. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

SECTION 5.  SHARES OF STOCK AND SHARE UNITS AVAILABLE UNDER PLAN.

     (a) AGGREGATE SHARE LIMIT. The maximum number of shares of Stock that may be issued pursuant to all Share-Based Awards (including Incentive Stock Options) is 4,000,000, subject to adjustment as provided in this Section 5 or Section 7.

     (b) AGGREGATE SHARE UNIT LIMIT. The maximum number of Share Units that may be paid pursuant to all Share-Based Awards is 4,000,000, subject to adjustment as provided in this Section 5 or Section 7. Notwithstanding the foregoing, if a Share-Based Award paid or payable in Share Units satisfies the requirements for an exclusion from the definition of a derivative security under Rule 16a-1(c) that does not require that the Award be made under a Rule 16b-3 plan, the Share Units that may be paid under the Award shall not be counted against the Share Unit limit of this Section 5(b).

     (c) REISSUE OF SHARES AND SHARE UNITS. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a) or 5(b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to

Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan. If the Corporation withholds shares of Stock pursuant to Section 5(g), the number of shares that would have been deliverable with respect to an Award but that are withheld may in effect not be issued but the aggregate number of shares issuable with respect to the applicable Award shall be reduced by the number of shares withheld and such shares shall be available for additional Awards under this Plan.

     (d) INTERPRETIVE ISSUES. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

     (e) TREASURY SHARES; NO FRACTIONAL SHARES. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

     (f) CONSIDERATION. The Stock issued under this Plan may be issued (subject to Section 11(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 11(d), 4(a)(1), 4(a)(2) and 4(a)(3), may require.

     (g) PURCHASE OR EXERCISE PRICE; WITHHOLDING. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures the Committee may impose, any one or combination of (i) cash, (ii) a check payable to the order of the Corporation, (iii) the delivery of shares of Stock, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise, (iv) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, (v) by notice and third party payment in such manner as may be authorized by the Committee, or (vi) the delivery of a promissory note, or other obligation for the future payment of money, the terms and conditions of which shall be determined (subject to Section 11(d)) by the Committee. In the case of a payment by the means described in clause (iii) or (iv) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

     (h) CASHLESS EXERCISE. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation's receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6.  AWARD AGREEMENTS.

     Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

     (a) INCORPORATED PROVISIONS. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

     (1) Non-assignability: The Award shall not be assignable nor transferable, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a QDRO or any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto) and, in the case of Awards intended to satisfy the conditions of Rule 16b-3, permitted under Rule 16b-3 (or, in the case of Awards not intended to satisfy the conditions of Rule 16b-3, as may be not inconsistent with the issue of Awards under this Plan that do satisfy the conditions of Rule 16b-3) or (iii) in the case of Awards constituting Incentive Stock Options, as permitted by the Code. The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, (a) transfers without consideration for estate and financial planning purposes, notwithstanding that the inclusion of such transfer authority may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, (b) in the case of Participants who are not Section 16 persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement expressly permit. During the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the foregoing transfer restrictions. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

     (2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

     (3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

     (4) Option Holding Period:  Subject to the authority of the Committee under
Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

     (b) OTHER PROVISIONS. Award Agreements may include other terms and conditions as the Committee shall approve including, but not limited to, the following:

     (1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to any applicable requirements for "performance-based compensation" under Code Section 162(m).

     (2) Vesting; Effect of Termination; Change of Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant including, but not limited to, the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change of Control.

     (3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

     (4) Reloading. Any provisions for successive or replenished Awards including, but not limited to, reload Options.

     (5) Termination of Benefits. A provision that any and all unexercised Awards and all rights under this Plan of a Participant who received such Award (or his or her designated Beneficiary or legal representative) and the exercise or vesting thereof, shall be forfeited if, prior to the time of such exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with, the Corporation without the Corporation's consent, (ii) divulge without the Corporation's consent any secret or confidential information belonging to the Corporation, (iii) engage in any other activities which would constitute grounds for termination For Cause or (iv) be terminated For Cause.

     (c) CONTRACT RIGHTS, FORMS AND SIGNATURES. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate or, in the case of an Award to an Insider, by the Participant and the Corporation, whose signature shall be acknowledged by a member of the Committee. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7.  ADJUSTMENTS; CHANGE IN CONTROL; ACQUISITIONS.

     (a) ADJUSTMENTS. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

     (1) proportionately adjust any or all of

     (A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maximum numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

     (B) the number, amount and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

     (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

     (D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

     (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

     (F) any other terms as are affected by the event; or

     (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

     (A) an appropriate and proportionate cash settlement or distribution, or

     (B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

     Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

     (b) CHANGE OF CONTROL. The Committee may, in the Award Agreement, provide for the effect of a Change of Control on an Award. Such provisions may include, but are not limited to, any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change of Control on the Awards;
(ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change of Control).

     In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change of Control including, but not limited to, any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change of Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

     Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, (i) in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles; and (ii) if the vesting of any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities) until the expiration of such six-month period, and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

     (c) CHANGE OF CONTROL DEFINITION. For purposes of this Plan, a "CHANGE OF CONTROL" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

     (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph (2) below) of the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "ACQUIROR") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of Stock and other stock of the Corporation entitled to vote generally in the election of directors, but excluding for this purpose:

     (A) any such acquisition (or holding) by the California Public Employees' Retirement System ("CALPERS"), which as of the date hereof holds approximately 41% of the issued and outstanding Stock of the Corporation, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

     (B) any such acquisition (or holding) by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or such Subsidiaries; or

     (C) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and other voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Stock of the Corporation and of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors;

     (2) individuals who, as of the date hereof, constitute the Board (the "CONTINUING DIRECTORS") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Corporation (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (3) approval by the stockholders of the Corporation of (A) a reorganization, merger or consolidation of the Corporation, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock or voting securities of the Corporation immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of the Corporation, or (C) the sale or other disposition of all or substantially all of the assets of the Corporation.

     (d) BUSINESS ACQUISITIONS. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan, to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8.  ADMINISTRATION.

     (a) COMMITTEE AUTHORITY AND STRUCTURE. This Plan and all Awards granted under this Plan shall be administered by the Compensation and Benefits Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

     (b) SELECTION AND GRANT. The Committee shall have the authority to determine the Employees (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, and to establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards, subject to the terms of this Plan.

     (c) CONSTRUCTION AND INTERPRETATION. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

     (d) EXPRESS AUTHORITY (AND LIMITATIONS ON AUTHORITY) TO CHANGE TERMS OF AWARDS. Without limiting the Committee's authority under other provisions of this Plan (including Sections 7 and 10), but subject to any express limitations of this Plan (including under Sections 7 and 10), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(b)), to cancel, modify or waive the Corporation's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), to modify, discontinue, suspend, or terminate any or all outstanding Awards held by Employees, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate. The Committee may not, however, reduce by amendment the exercise or purchase price of an outstanding award.

     (e) RULE 16B-3 CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

     (f) DELEGATION AND RELIANCE. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (g) EXCULPATION AND INDEMNITY. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any person for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9. NON-EMPLOYEE DIRECTOR OPTIONS.

     (a) PARTICIPATION. Awards under this Section 9 shall be nondiscretionary, shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements setting forth the terms and conditions in this Section 9 and in Sections 6(a)(1), 6(a)(2), 6(a)(3), 6(a)(4) and 6(b)(5).

     (b) ANNUAL OPTION GRANTS.

     (1) Initial Award. After approval of this Plan by the stockholders of the Corporation, if any person who is not then an officer or employee of the Corporation shall become a director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Nonqualified Stock

Option (the date of grant of which shall be the date such person takes office) to purchase 5,000 shares of Stock.

     (2) Subsequent Annual Awards. Immediately following the annual stockholders meeting in each year during the term of this Plan there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option (the date of grant of which shall be such date) to each Non-Employee Director then continuing in office to purchase 5,000 shares of Stock.

     (3) Maximum Number of Shares. A Non-Employee Director shall not receive more than one Nonqualified Stock Option under this Section 9 in any calendar year.

     (c) OPTION PRICE. The purchase price per share of the Stock covered by each Option granted under this Section 9 shall be 100% of the Fair Market Value of the Stock on the date of grant. The exercise or purchase price of the Stock issuable pursuant to any Option granted under this Section and any withholding obligation under applicable tax laws shall be paid in cash or any one or combination of (i) cash, (ii) a check payable to the order of the Corporation, and (iii) the delivery of shares of Stock, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise and (iv) by notice and third party payment to the Corporation prior to any issue of Stock and otherwise in accordance with all applicable legal requirements in such manner as may be authorized by the Committee for all Participants. In the case of a payment by the means described in clause (iii) above, the Stock to be so delivered shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment is made.

     (d) OPTION PERIOD AND EXERCISABILITY.  Each Option granted under this
Section 9 and all rights or obligations thereunder shall expire ten years after the date of grant and shall be subject to earlier termination as provided below. Each Option granted under this Section 9 shall become exercisable as to 25% of the Option shares when the Stock Trading Price equals 125% or more of the exercise price, as to 50% of the Option shares when the Stock Trading Price equals 150% or more of the exercise price, as to 75% of the Option shares when the Stock Trading Price equals 175% or more of the exercise price, and as to the entire Option when the Stock Trading Price equals 200% or more of the exercise price. Notwithstanding the foregoing, the entire Option shall become exercisable on the eighth anniversary of the date of grant.

     (e) TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death, disability (the inability of the Non-Employee Director to continue to perform his or her duties of employment as determined by the Committee) or retirement, an Option granted pursuant to this Section held by such Participant shall immediately become and shall remain fully exercisable for one year after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If a Non-Employee Director's services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Section 9 which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term whichever first occurs.

     (f) ADJUSTMENTS. Options granted under this Section 9 shall be subject to adjustment as provided in Section 7, but only to the extent that (i) such adjustment and the Committee's actions in respect thereof satisfy applicable criteria under Rule 16b-3 in respect of the disinterested administration of this Plan, (ii) such adjustment in the case of a Change of Control is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation, and (iii) such adjustment is consistent with adjustments to Options held by persons other than Executive Officers or directors of the Corporation.

     (g) ACCELERATION UPON A CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Option granted under this Section 9 shall become immediately exercisable in full; provided, however, that none of the Options granted under this Section 9 shall be accelerated to a date that is less than six months after the date of grant of such Option. To the extent that any Option granted under this Section 9 is not exercised prior to (i) a dissolution of the Corporation or
(ii) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of this Section 9 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

     (h) LIMITATIONS ON AMENDMENTS. The provisions of this Section 9 with respect to the amount, purchase price and timing of Options and the eligibility requirements shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii)(or any successor provision).

SECTION 10.  AMENDMENT AND TERMINATION OF PLAN.

     The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan including, but not limited to, any manner set forth in Section 8(d) (subject to any applicable limitations thereunder). Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 11.  MISCELLANEOUS.

     (a) UNFUNDED PLANS. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     (b) RIGHTS OF EMPLOYEES.

     (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

     (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person's compensation or other benefits or to terminate the employment of a person with or without cause, but, nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

     (c) EFFECTIVE DATE; DURATION. This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders of the Corporation. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after March 19, 2006. Any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award.

     (d) COMPLIANCE WITH LAWS. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (e) APPLICABLE LAW. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of California, except as to matters of Federal law.

     (f) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

     (g) SEVERABILITY. In case any provision in this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (h) RULE 16B-3 TRANSITION PERIOD PROVISIONS. During the transition period in respect of Rule 16b-3, any derivative security the grant of which is intended to be exempt from Rule 16b-3 shall not be transferable other than as permitted by former Rule 16b-3(d)(ii); the exercise price or other consideration for any exempt grant or Award shall conform to any additional time and price limitations under former Rule 16b-3; and, except with respect to non-discretionary Awards to Non-Employee Directors under Section 9, no member of the Board of Directors who is not an Officer or Employee of the Corporation shall be eligible for any Award under this Plan.

                        CATELLUS DEVELOPMENT CORPORATION

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Nelson C. Rising, Stephen P. Wallace and Maureen Sullivan or any of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Catellus Development Corporation (the "Company") to be held on May 22, 1996 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side hereof, and in their discretion upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

/X/ PLEASE MARK YOUR                                                      9350
    VOTES AS IN THIS
    EXAMPLE.

    The shares represented hereby will be voted in accordance with the directions given by the stockholder.

If not otherwise directed, the shares represented by this proxy will be voted FOR the matters described below.

                                  FOR     WITHHOLD        NOMINEE:
1. ELECTION OF DIRECTORS.         / /       / /           Joseph F. Albrandi, Daryl J. Carter,
   ??? withhold from the                                  Christine Garvey, Nelson C. Rising,
   following nominee(s):                                  Joseph P. Bolger, Jacqueline R. Slater,
                                                          Thomas M. Steinberg, Tom C. Stickel,
                                                          Beverly Benedict Thomas
- - -----------------------------------------------

                                  FOR      AGAINST       ABSTAIN
2. 1994 Performance Award Page    / /        / /           / /

   To approve the
   1994 Performance Award Plan.

The undersigned hereby acknowledges receipt of the accom-panying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, ad-ministrator, trustee or guardian, please give full title as such.

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SIGNATURE(S)                                           DATE